                                                                    EXHIBIT 10.2

================================================================================

                   SECOND LIEN CREDIT AND GUARANTEE AGREEMENT

                                   DATED AS OF
                                OCTOBER 31, 2006

                                      AMONG

                      ENDEAVOUR INTERNATIONAL HOLDING B.V.,
                                  AS BORROWER,

                          THE GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                                       AND

                                 CREDIT SUISSE,
                             AS ADMINISTRATIVE AGENT

                                   ----------

                     SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

                       CREDIT SUISSE SECURITIES (USA) LLC

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND ACCOUNTING MATTERS.............................      1
   Section 1.01.  Terms Defined Above....................................      1
   Section 1.02.  Certain Defined Terms..................................      2
   Section 1.03.  Types of Loans and Borrowings..........................     30
   Section 1.04.  Terms Generally; Rules of Construction.................     30
   Section 1.05.  Accounting Terms and Determinations; GAAP-IFRS.........     31

ARTICLE II THE CREDITS...................................................     31
   Section 2.01.  Commitments............................................     31
   Section 2.02.  Loans and Borrowings...................................     31
   Section 2.03.  Request for Borrowing..................................     32
   Section 2.04.  Interest Elections.....................................     33
   Section 2.05.  Funding of Borrowings..................................     34
   Section 2.06.  Termination of Commitments.............................     35

ARTICLE III PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES........     35
   Section 3.01.  Repayment of Loans.....................................     35
   Section 3.02.  Interest...............................................     36
   Section 3.03.  Alternate Rate of Interest.............................     37
   Section 3.04.  Prepayments............................................     37
   Section 3.05.  Fees...................................................     40

ARTICLE IV PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS.............     40
   Section 4.01.  Payments Generally; Pro Rata Treatment; Sharing of
                  Set-offs...............................................     40
   Section 4.02.  Presumption of Payment by the Borrower.................     41
   Section 4.03.  Certain Deductions by the Administrative Agent.........     41
   Section 4.04.  Disposition of Proceeds................................     41

ARTICLE V INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY.....     42
   Section 5.01.  Increased Costs........................................     42
   Section 5.02.  Break Funding Payments.................................     43
   Section 5.03.  Taxes..................................................     43
   Section 5.04.  Mitigation Obligations.................................     44
   Section 5.05.  Illegality.............................................     45

ARTICLE VI CONDITIONS PRECEDENT..........................................     45
   Section 6.01.  Conditions Precedent...................................     45

ARTICLE VII REPRESENTATIONS AND WARRANTIES...............................     50
   Section 7.01.  Organization; Powers...................................     50
   Section 7.02.  Authority; Enforceability..............................     50

   Section 7.03.  Approvals; No Conflicts................................     50
   Section 7.04.  Financial Condition; No Material Adverse Change........     51
   Section 7.05.  Litigation.............................................     52
   Section 7.06.  Environmental Matters..................................     52
   Section 7.07.  Compliance with the Laws and Agreements; No Defaults...     53
   Section 7.08.  Investment Company Act.................................     53
   Section 7.09.  Taxes..................................................     53
   Section 7.10.  ERISA..................................................     54
   Section 7.11.  Disclosure; No Material Misstatements..................     55
   Section 7.12.  Insurance..............................................     55
   Section 7.13.  [Intentionally omitted]................................     55
   Section 7.14.  Subsidiaries...........................................     55
   Section 7.15.  Properties; Titles, Etc................................     56
   Section 7.16.  Maintenance of Properties..............................     57
   Section 7.17.  Prepayments and Gas Imbalances.........................     57
   Section 7.18.  Use of Loans...........................................     57
   Section 7.19.  Solvency...............................................     58
   Section 7.20.  Material Contracts.....................................     58
   Section 7.21.  Labor Matters..........................................     58
   Section 7.22.  Transaction Documents..................................     59
   Section 7.23.  Sanctioned Persons.....................................     59
   Section 7.24.  Security Instruments...................................     59
   Section 7.25.  Debt...................................................     59

ARTICLE VIII AFFIRMATIVE COVENANTS.......................................     60
   Section 8.01.  Financial Statements; Other Information................     60
   Section 8.02.  Notices of Material Events.............................     63
   Section 8.03.  Existence; Conduct of Business.........................     64
   Section 8.04.  Payment of Obligations.................................     64
   Section 8.05.  Performance of Obligations under Loan Documents........     64
   Section 8.06.  Operation and Maintenance of Properties................     64
   Section 8.07.  Insurance..............................................     66
   Section 8.08.  Books and Records; Inspection Rights...................     66
   Section 8.09.  Compliance with Laws...................................     66
   Section 8.10.  Environmental Matters..................................     66
   Section 8.11.  Further Assurances.....................................     67
   Section 8.12.  Reserve Reports........................................     68
   Section 8.13.  Title Information......................................     70
   Section 8.14.  Additional Collateral; Additional Guarantors...........     70
   Section 8.15.  ERISA Compliance.......................................     71
   Section 8.16.  Hedging Arrangements...................................     72
   Section 8.17.  Marketing Activities...................................     72
   Section 8.18.  Performance of Material Contracts......................     73
   Section 8.19.  Insurance Endorsements.................................     73
   Section 8.20.  Talisman Accession.....................................     73

ARTICLE IX NEGATIVE COVENANTS............................................     74

   Section 9.01.  Financial Covenants....................................     74
   Section 9.02.  Debt...................................................     75
   Section 9.03.  Liens..................................................     75
   Section 9.04.  Restricted Payments; Redemptions.......................     76
   Section 9.05.  Investments, Loans and Advances........................     77
   Section 9.06.  Nature of Business.....................................     78
   Section 9.07.  Limitation on Leases...................................     78
   Section 9.08.  Proceeds of Loans......................................     78
   Section 9.09.  ERISA Compliance.......................................     79
   Section 9.10.  Sale or Discount of Receivables........................     79
   Section 9.11.  Mergers, Etc...........................................     79
   Section 9.12.  Sale of Properties.....................................     79
   Section 9.13.  Environmental Matters..................................     80
   Section 9.14.  Transactions with Affiliates...........................     80
   Section 9.15.  Subsidiaries...........................................     80
   Section 9.16.  Negative Pledge Agreements; Dividend Restrictions......     80
   Section 9.17.  Take-or-Pay or Other Prepayments.......................     81
   Section 9.18.  Swap Agreements........................................     81
   Section 9.19.  Amendment, Etc., of Related Documents and Material
                  Contracts..............................................     81
   Section 9.20.  Capital Expenditures...................................     81
   Section 9.21.  Sale and Lease-Back Transactions.......................     82
   Section 9.22.  Anti-Layering..........................................     82
   Section 9.23.  Organizational Documents; Permitted Preferred Stock....     82
   Section 9.24.  Exempted Subsidiary....................................     83

ARTICLE X EVENTS OF DEFAULT; REMEDIES....................................     83
   Section 10.01. Events of Default......................................     83
   Section 10.02. Remedies...............................................     86

ARTICLE XI THE AGENTS....................................................     88
   Section 11.01. Appointment;  Powers...................................     88
   Section 11.02. Duties and Obligations of Agents.......................     88
   Section 11.03. Action by Administrative Agent.........................     89
   Section 11.04. Reliance by Administrative Agent.......................     89
   Section 11.05. Subagents..............................................     90
   Section 11.06. Resignation or Removal of Administrative Agent.........     90
   Section 11.07. Agents as Lenders......................................     90
   Section 11.08. No Reliance............................................     90
   Section 11.09. Administrative Agent May File Proofs of Claim..........     91
   Section 11.10. Authority of Administrative Agent to Release
                  Collateral and Liens...................................     91
   Section 11.11. The Arranger...........................................     92

ARTICLE XII GUARANTEE....................................................     92
   Section 12.01. Guarantee; Limitation of Liability.....................     92
   Section 12.02. Guarantee Absolute.....................................     93
   Section 12.03. Waivers and Acknowledgments............................     94
   Section 12.04. Subrogation............................................     95

   Section 12.05. Payments Free and Clear of Taxes, Etc..................     95
   Section 12.06. Subordination..........................................     97
   Section 12.07. Continuing Guarantee; Assignments under the Credit
                  Agreement..............................................     98
   Section 12.08. Guarantee Supplements..................................     99
   Section 12.09. Limitation of Guarantee................................     99

ARTICLE XIII MISCELLANEOUS...............................................     99
   Section 13.01. Notices................................................     99
   Section 13.02. Waivers; Amendments....................................    100
   Section 13.03. Expenses, Indemnity; Damage Waiver.....................    101
   Section 13.04. Successors and Assigns.................................    104
   Section 13.05. Survival; Revival; Reinstatement.......................    106
   Section 13.06. Counterparts; Integration; Effectiveness...............    107
   Section 13.07. Severability...........................................    107
   Section 13.08. Right of Setoff........................................    108
   Section 13.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                  PROCESS................................................    108
   Section 13.10. Headings...............................................    109
   Section 13.11. Confidentiality........................................    109
   Section 13.12. Interest Rate Limitation...............................    110
   Section 13.13. EXCULPATION PROVISIONS.................................    111
   Section 13.14. Third Party Beneficiaries..............................    111
   Section 13.15. USA PATRIOT Act Notice.................................    111
   Section 13.16. Intercreditor Agreement................................    112

ANNEXES, EXHIBITS AND SCHEDULES

Annex I             List of Commitments
-------             -------------------
Exhibit A           Form of Note
Exhibit B           Form of Borrowing Request
Exhibit C           Form of Interest Election Request
Exhibit D           Form of Compliance Certificate
Exhibit F-1         Security Instruments
Exhibit F-2         Form of Security Agreement
Exhibit F-3         Form of Debentures
Exhibit G           Form of Assignment and Assumption
Exhibit H           Form of Solvency Certificate
Exhibit I           Form of Intercreditor Agreement
Exhibit J           Form of Guarantee Supplement

Schedule 1.02(a)    Material Contracts
Schedule 1.02(b)    Mortgaged Properties
Schedule 6.01(h)    Local Counsel
Schedule 6.01(dd)   Talisman-Related Closing Requirements
Schedule 7.12       Insurance
Schedule 7.14       Subsidiaries
Schedule 7.17       Prepayments and Gas Imbalances
Schedule 7.22       Default Notices
Schedule 7.24(a)    Filing Offices
Schedule 9.05       Existing Investments
Schedule 12.01      Guarantors

     THIS SECOND LIEN CREDIT AND GUARANTEE AGREEMENT, dated as of October 31, 2006, is among: Endeavour International Holding B.V., a private limited liability company formed under the laws of the Netherlands (the "Borrower"), the Guarantors (as hereinafter defined), each of the Lenders from time to time party hereto, and Credit Suisse, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                                    RECITALS

     A. Pursuant to the Acquisition Agreement (with such term and each other capitalized term used but not defined in these Recitals having the meaning assigned thereto in Article I hereof), the Borrower has agreed to acquire, through its Subsidiary, Endeavour Energy UK Limited, a limited company organized under the laws of England and Wales (the "Purchaser" or "Endeavour UK"), the interests owned by Paladin Resources Limited, a limited company organized under the laws of Scotland (the "Seller"), through Talisman Expro Limited, a limited company formed under the laws of England and Wales (the "Acquired Business" or "Talisman"), in the following UK North Sea assets (the "Acquisition"): (i) the Alba and Caledonia fields, (ii) the Goldeneye field, (iii) the Bittern field,
(iv) the Ivanhoe, Rob Roy, Hamish, Renee and Rubie fields, and (v) the Rochelle field (all located in the UK North Sea) (collectively, the "Acquired Assets"), and to consummate the other transactions described in paragraphs B through E below. Consideration for such Acquisition to be paid by the Borrower to the Seller shall be an aggregate amount of US$414.0 million, subject to adjustments in accordance with the Acquisition Agreement (as defined below).

     B. To consummate the transactions contemplated in the Acquisition Agreement, (i) the Equity Contribution will be made, (ii) the Borrower will obtain the First Lien Facilities in an aggregate principal amount not to exceed US$216.5 million (composed of up to US$176.5 million under two debt tranches and up to US$40.0 million under a letter of credit sub-facility), and (iii), the Borrower has requested that the Lenders make Loans on the Effective Date in an aggregate principal amount not to exceed US$75.0 million.

     C. The proceeds of the Loans are to be used solely to finance (i) a portion of the cost of the Acquisition and (ii) a portion of the fees and expenses incurred in connection with the Transactions (in an aggregate amount not exceeding US$44.0 million).

     D. The provisions of this Agreement and the First Lien Credit Agreement are (as between the Lenders and the lenders under the First Lien Credit Agreement) subject to the provisions of the Intercreditor Agreement.

     E. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS

               Section 1.01. Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

               Section 1.02. Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "4Q06 EBITDA" means the amount equal to the product of (a) EBITDA for the period from and including the Effective Date through and including December 31, 2006 and (b) 1.5082.

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquired Assets" is defined as set forth in the Recitals hereto.

     "Acquired Business" is defined as set forth in the Recitals hereto.

     "Acquisition" has the meaning specified in the Recitals.

     "Acquisition Agreement" means the Agreement dated May 26, 2006, among the Seller, the Purchaser and Endeavour International, granting put and call options over the entire issued share capital of the Acquired Business.

     "Acquisition Documents" means the collective reference to the Acquisition Agreement, all material exhibits and schedules thereto and all material agreements expressly contemplated thereby.

     "Additional Guarantor" has the meaning specified in Section 12.08.

     "Adjusted LIBOR" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) LIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" has the meaning specified in the introductory paragraph hereto.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.

     "Affected Loans" has the meaning assigned such term in Section 5.05.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of Section 9.14 only, the term "Affiliate" shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.

     "Agents" means the Administrative Agent.

     "Aggregate Commitments" is used herein as defined in the First Lien Credit Agreement.

     "Agreement" means this Second Lien Credit and Guarantee Agreement, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

     "Annual Budget and Operating Plan" has the meaning assigned such term in
Section 8.01(p).

     "Applicable Margin" means, for any day, (a) with respect to any Eurodollar Loan, 7.00% per annum or (b) with respect to any ABR Loan, 6.00% per annum.

     "Applicable Percentage" means, with respect to any Lender, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitment) of such Lender and the denominator of which is the aggregate outstanding principal amount of the Loans (or, if no Loans are then outstanding, the Commitments) of all Lenders.

     "Approved Counterparty" means (a) the First Lien Agent, any First Lien Lender or any Affiliate thereof, (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody's (or their equivalent) or higher or (c) any other Person from time to time approved by Majority Lenders.

     "Approved Petroleum Engineers" means Netherlands Sewell & Associates, Gaffney, Cline & Associates Ltd and/or such other reputable independent petroleum engineer or other expert reasonably acceptable to the Administrative Agent.

     "Arranger" means Credit Suisse Securities (USA) LLC, in its capacities as sole lead arranger and sole bookrunner hereunder.

     "Asset Sale" means the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) by any Credit Party or any of its Subsidiaries to any Person other than another Credit Party or a Wholly-Owned Subsidiary of a Credit Party of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares) or (b) any other Property of a Credit Party or any of its Subsidiaries (other than (i) Hydrocarbons, inventory, damaged, obsolete, surplus or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, and
(ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a value not in excess of US$750,000).

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit G or any other form approved by the Administrative Agent.

     "Authorization" means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

     "Bank of Scotland" means the Governor and Company of the Bank of Scotland.

     "Bankruptcy Law" has the meaning specified in Section 12.01(b).

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Base" means the "Tranche A Borrowing Base Amount" or the "Tranche B Borrowing Base Amount" (each as defined in the First Lien Credit Agreement), as the context shall require.

     "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

     "Capital Expenditures" means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) or in respect of any capitalized software development. For purposes of this definition, (a) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar existing equipment or with insurance proceeds therefrom shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be and (b) the term "Capital Expenditures" shall not include any expenditures to the extent such Person or its Subsidiaries are reimbursed in cash by a third party (other than a Credit Party or any Subsidiary of a Credit Party) during the same period in which such expenditure was made.

     "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP-IFRS, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

     "Cash Distributions" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

     "Casualty Event" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of a Credit Party or its Subsidiaries having a Fair Market Value in excess of US$1,000,000.

     "Certificate of Designation" means the Certificate of Designations, dated as of October 19, 2006, of Series A Preferred Stock of Endeavour International.

     A "Change in Control" shall be deemed to have occurred if (a) Endeavour International shall fail to own, directly or indirectly, beneficially and of record, shares representing 100% of each of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower, nor (ii) appointed by directors so nominated; (c) the Borrower shall cease to directly or indirectly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Acquired Business, other than non-voting Equity Interests issued to employees as compensation; or (d) (x) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Endeavour International (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Endeavour International, or (y) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of Endeavour International shall cease for any reason to constitute a majority of the board of directors of Endeavour International, or (z) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Endeavour International.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive

(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder.

     "Collateral" means all the "Collateral" as defined in any Security Instrument and shall also include the Mortgaged Properties.

     "Commitment" means (a) with respect to each Lender, the commitment of such Lender to make Loans as set forth in Annex I or in the most recent Assignment and Assumption executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be US$75.0 million on the Effective Date.

     "Consolidated Capital Expenditures" means, for any Measurement Period, without duplication, the sum of all Capital Expenditures of Endeavour International and its Consolidated Subsidiaries.

     "Consolidated Current Assets" means, on any date, all assets of Endeavour International and its Consolidated Subsidiaries on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of Endeavour International and its Consolidated Subsidiaries as "current assets," other than cash and cash equivalents.

     "Consolidated Current Liabilities" means, on any date, all liabilities of Endeavour International and its Consolidated Subsidiaries on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of Endeavour International and its Consolidated Subsidiaries as "current liabilities".

     "Consolidated Interest Expense" means, for any Measurement Period, without duplication, the sum of total interest expense (including, without limitation, that which is capitalized, the interest component under Capital Leases and the implied interest component under Synthetic Leases) of Endeavour International and its Consolidated Subsidiaries with respect to all outstanding Indebtedness of Endeavour International and its Consolidated Subsidiaries.

     "Consolidated Net Income" means with respect to the Credit Parties and their respective Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Credit Parties and their respective Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP-IFRS; provided, that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which any Credit Party or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Credit Party or Consolidated Subsidiary in accordance with GAAP-IFRS), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to such Credit Party or such Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited; (c) the income or loss of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with any Credit Party or any Consolidated Subsidiary, or the date that such Person's assets are acquired by any Credit Party or any Consolidated Subsidiary; (d) any extraordinary non-cash gains or losses during such period; (e) non-cash gains or losses under FAS 133 resulting from the net change in Borrower's mark-to-market portfolio of commodity price risk management activities during that period and (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if any Credit Party or any Consolidated Subsidiary on a consolidated basis shall acquire or dispose of any material Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition (including the revenues and direct expenses (including any severance and ad valorem taxes) of the Properties acquired or disposed of), as if such acquisition or disposition had occurred on the first day of such period provided further that Capital Expenditures paid with amounts available under Section 9.20(b) shall not be deducted in determining Consolidated Net Income for purposes of determining Excess Cash Flow.

     "Consolidated Subsidiaries" means each Subsidiary of any Credit Party (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Credit Party in accordance with GAAP-IFRS.

     "Consolidated Working Capital" means, on any date, Consolidated Current Assets minus Consolidated Current Liabilities on such date.

     "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time to time.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Convertible Senior Notes" means the US$81,250,000 convertible senior notes, due 2012 of Endeavour International and any unsecured debt incurred to refinance such convertible senior notes, provided the principal amount does not exceed US$81,250,000.

     "Credit Parties" means, collectively, the Borrower and each Guarantor.

     "Cumulative Retained Excess Cash Flow Amount" means, at any date of determination, an amount, not less than zero, determined on a cumulative basis equal to the amount of consolidated Excess Cash Flow for all Fiscal Years of Endeavour International and its Consolidated Subsidiaries ending after the Closing Date (commencing with the Fiscal Year ending December 31, 2007) that is not (and, in the case of any Fiscal Year of Endeavour International where the respective required date of prepayment has not yet occurred pursuant to Section 3.04, will not on such date of required prepayment be) required to be applied in accordance with Section 3.04.

     "Current Liabilities" means, with respect to any Person, without duplication (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including, without limitation, taxes accrued as estimated and trade payables otherwise excluded from Indebtedness under clause (d) of the definition thereof) that, in accordance with GAAP-IFRS, would be classified on the balance sheet of such Person as current liabilities of such Person.

     "Debentures" means the English law debentures (a) granted by Endeavour UK to the Security Trustee, and (b) granted by Talisman to the Security Trustee (to be entered into), (c) granted by the Borrower to the Security Trustee, and (d) granted by Endeavour Energy Norge AS to the Security Trustee.

     "Debt" means, for any Person, the sum of the following (without duplication): (a) all Obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes (including convertible notes) or other similar instruments; (b) all Obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all Obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable and accrued Obligations incurred in the ordinary course of business that are not more than 180 days past the date of invoice except to the extent being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP-IFRS); (d) all Obligations under Capital Leases; (e) all Obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all Obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others; (i) Obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments made more than one month in advance of the month in which the commodities, goods or services are to be delivered; (j) all Obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person which shall have the commercial effect of a borrowing; (k) Obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (l) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (m) Disqualified Capital Stock; and (n) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all Obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP-IFRS.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in the case of each of the foregoing, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans or other Obligations hereunder outstanding.

     "Disruption Event" means either or both of:

     (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

     (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party;

          (i)  from performing its payment Obligations under the Loan Documents;
               or

          (ii) from communicating with other Parties in accordance with the terms of the Loan Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

     "dollars" or 'U.S. dollars" or "US$" refers to lawful money of the United States of America.

     "Due Diligence Report" means the due diligence report prepared by Ashurst and addressed to the Security Trustee, in respect of the Mortgaged Property (as defined in the First Lien Credit Agreement) dated no earlier than October 24, 2006.

     "EBITDA" means, for any period, the sum of Consolidated Net Income for such period plus (a) without duplication and to the extent deducted from Consolidated Net Income in such period, the following expenses or charges: interest, income and franchise taxes, depreciation, depletion, amortization and other non-cash charges (other than write-downs of current assets), minus (b) without duplication all non-cash income added to Consolidated Net Income and all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clause (a) in a previous period.

     "Effective Date" means the date on which the conditions specified in
Article VI are satisfied (or waived in accordance with Section 13.02).

     "Endeavour International" means Endeavour International Corporation, a Nevada corporation.

     "Environmental Laws" means any and all Governmental Requirements pertaining in any way to (a) the protection of health and safety, (b) the environment, (c) any emission, discharge, material, waste or substance including, without limitation, Hydrocarbons, Petroleum and any and all radioactive materials, substances or waste, which is capable of causing harm to any living organism or the environment, or (d) the preservation or reclamation of natural resources, in effect from time to time in any and all jurisdictions in which any Credit Party or any of its Subsidiaries are conducting or at any time has conducted business, or where any Property of any Credit Party or any of its Subsidiaries is located, including without limitation, the European Union Emissions Trading Scheme (Directive 2003/87/EC) and Habitats Directive (Directive 1992/43/EEC) and, in the United Kingdom, the Greenhouse Gas Emissions Trading Scheme Regulations 2005, the Offshore Combustion Installations (Prevention and Control of Pollution) Regulations 2001 and the Offshore Petroleum Activities (Oil Pollution, Prevention and Control) Regulations 2005, in each case as amended, and any other environmental conservation or protection Governmental Requirements.

     "Environmental License" means all Authorizations required by or issued pursuant to any Environmental Law for the ownership of an interest in, or the operation or development of, any Petroleum Asset, Hydrocarbon Interest, Oil and Gas Property or other Property.

     "Equity Contribution" means the indirect contribution by Endeavour International to the Borrower of not less than US$175.0 million in aggregate gross proceeds from the sale of preferred equity interests and common stock, all on terms and conditions acceptable to the Administrative Agent.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

     "Equity Issuance" means any issuance or sale by any Credit Party or any of its Subsidiaries of any Equity Interests of such Credit Party or such Subsidiary, as applicable, except in each case for (a) any issuance of directors' qualifying shares, (b) sales or issuances of common stock of a Credit Party to management or employees of the Credit Parties or their respective Subsidiaries under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time, or (c) an issuance or sale of Equity Interests by any Credit Party or any of its Subsidiaries to a Credit Party, if the security interest of the Secured Creditors in such Equity Interests created hereby is perfected pursuant to the applicable Security Instruments.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and the regulations promulgated and the rulings issued thereunder.

     "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

     "ERISA Event" means (a) a "Reportable Event" described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or appointment of a trustee to administer the Plan, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (f) the filing pursuant to Section 412(d) of the Code or section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (g) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan, or (h) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
Section 307 of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBOR.

     "Event of Default" has the meaning assigned such term in Section 10.01.

     "Excepted Liens" means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP-IFRS; (b) Liens in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability Obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP-IFRS; (c) statutory landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of Obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP-IFRS; (d) contractual Liens which arise in the ordinary course of business under real property leases, operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP-IFRS, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Credit Party or its Subsidiaries or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any Guarantor to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of any Credit Party or its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by any Credit Party or its Subsidiaries or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory Obligations, regulatory Obligations and other Obligations of a like nature incurred in the ordinary course of business; (h) Liens arising from Uniform Commercial Code financing filings regarding operating leases entered into by any Credit Party or its Subsidiaries in the ordinary course of business covering only the Property under such lease; and (i) Liens arising out of judgments or awards in respect of which any Credit Party or its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the Fair Market Value of any property subject to such Liens) does not exceed US$5,000,000 at any time outstanding; provided, further that no intention to subordinate the Lien granted in favor of the Security Trustee on behalf of the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens, subject as set out in Clause 4.6 of the Debentures.

     "Excess Cash Flow" means, with respect to any Fiscal Year of Endeavour International and its Consolidated Subsidiaries, an amount equal to (a) EBITDA, minus (b) Consolidated

Capital Expenditures, minus (c) Consolidated Interest Expense paid in cash, minus (d) federal, state and other income taxes actually paid by Endeavour International or its Consolidated Subsidiaries, minus (e) voluntary principal prepayments of amounts owed under the Facility or, to the extent that revolving commitments thereunder are permanently reduced in connection with such repayments, under the First Lien Facility, minus (f) any increase in Consolidated Working Capital for such fiscal year, measured as of the last day of such Fiscal Year by comparison with Consolidated Working Capital on the first day of such Fiscal Year, plus (g) any decrease in Consolidated Working Capital for such fiscal year, measured as of the last day of such Fiscal Year by comparison with Consolidated Working Capital on the first day of such Fiscal Year.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party or any of its Subsidiaries hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income, or by its overall gross income or receipts, by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Credit Party or any of its Subsidiaries is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed by the jurisdiction in which the Borrower is organized with respect to amounts of interest payable on a Loan and that are payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).

     "Exempted Subsidiary" means Endeavour Energy Norge AS and any Subsidiary that may from time to time be organized under the laws of the Republic of Ireland that holds solely assets that shall be required to be owned by a Person organized under the law of the Republic of Ireland; and provided, further, that the net revenues at any time of all Subsidiaries organized under the laws of the Republic of Ireland shall not constitute in the aggregate more than 5% of the Proven Present Value at such time.

     "Exploration Capital Expenditures" means Capital Expenditures in relation to the exploration and appraisal of a Petroleum Asset including (a) geophysical surveys, (b) preparation for and application to government licensing rounds, (c) participation in drilling to locate an oil or gas reservoir, and (d) the drilling of appraisal wells after a discovery to delineate a reservoir.

     "Facility" means the credit facility described in Article II of this Agreement.

     "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy; provided, that for the purposes of Section 9.12 hereof, the Fair Market Value of any assets subject to any Asset Sale and the consideration received therefrom may be determined in good faith by the Borrower, and such determination shall be conclusive absent manifest error; provided, however, that the determination of Fair Market Value shall be evidenced by a resolution of the Borrower's Board of Directors (or equivalent body) if the Fair Market Value exceeds US$10.0 million.

     "FAS 133" means Statement of Financial Accounting Standard 133 (and any statements replacing, modifying or superseding such statement) adopted by the Financial Accounting Standards Board.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Finance Party" means each of the Lenders, the Arranger and the Administrative Agent.

     "Financial Officer" means, for any Person, the chief financial officer, principal accounting officer, treasurer, finance director or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of Endeavour International, which Financial Officer may also act on behalf of the Borrower.

     "First Lien Agent" means BNP Paribas in its capacity as "Agent" pursuant to the First Lien Credit Agreement.

     "First Lien Credit Agreement " means that certain secured revolving loan and letter of credit facility agreement, dated on or about the date hereof, among Endeavour International, certain affiliates (including the Borrower), the lenders party thereto, the Bank of Scotland, as technical bank and account bank, and BNP Paribas, as agent and security trustee, as such agreement may, from time to time, be amended, amended and restated or otherwise modified in accordance with its terms and the terms of the Intercreditor Agreement.

     "First Lien Event of Default" has the definition specified in Section 8.02(a) hereof.

     "First Lien Facilities" means the first lien revolving credit facility and the first lien letter of credit facility, each as established pursuant to and in accordance with the First Lien Credit Agreement.

     "First Lien Lenders" means the lenders party to the First Lien Credit Agreement.

     "First Lien Loan Documents" has the meaning assigned to the term "Finance Documents" in the First Lien Credit Agreement.

     "Fiscal Year" means a fiscal year of the Credit Parties and each of their respective Subsidiaries ending on December 31 in any calendar year; provided that Fiscal Year 2006 shall be deemed to begin on the Effective Date.

     "Fixture Operating Equipment" means any of the items described in the first sentence of the definition of "Operating Equipment" which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" means generally accepted accounting principles in the United States of America, or as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

     "GAAP-IFRS" means GAAP or IFRS, as the context may require.

     "Governmental Authority" (a) means the government of (i) the United States of America, (ii) the United Kingdom, and (iii) any other nation or any political subdivision thereof, whether state or local; and (b) any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including, without limitation, those of the European Union), exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions over any Credit Party or any Subsidiary of any such Credit Party, or any Properties of the foregoing.

     "Governmental Requirement" means any law, treaty, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantee" means the guarantee of the Guarantors set forth in Article XII hereof, together with each other guarantee and Guarantee Supplement delivered pursuant to Article XII hereof, in each case as amended, amended and restated, modified or otherwise supplemented.

     "Guarantee Supplement" has the meaning specified in Section 12.08.

     "Guaranteed Obligations" has the meaning specified in Section 12.01(a).

     "Guarantors" means the Guarantors listed on Schedule 12.01 hereto, any Additional Guarantor (including, upon its accession to the Guarantee, Talisman), and each other Affiliate of the Borrower that shall be required to execute and deliver a guarantee pursuant to Section 8.11(c) and Section 12.08.

     "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

     "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term "Hydrocarbon Interests" shall mean Hydrocarbon Interests of each of the Credit Parties and their respective Subsidiaries.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. Unless otherwise indicated herein, each reference to the term "Hydrocarbons" shall mean Hydrocarbons of each of the Credit Parties and their respective Subsidiaries.

     "IFRS" means (a) the International Financial Reporting Standards, International Accounting Standards and interpretations of those standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee and their predecessor bodies, with respect to any Credit Party which has adopted the same, or (b) the generally accepted accounting principles under the laws of the jurisdiction where the relevant Credit Party is located, as the context may require.

     "Indebtedness" means any and all amounts owing or to be owing by any Credit Party or any of its Subsidiaries (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent or any Lender under any Loan Document; (b) to any Person that is a Secured Swap Provider under any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into
(i) after such Person ceased to be a Secured Swap Provider or (ii) after assignment by a Secured Swap Provider to another Person that is not an Approved Counterparty, (c) to the First Lien Lenders and First Lien Agent under the First Lien Credit Agreement and other First Lien Loan Documents, (d) to the Security Trustee in respect of any of the above and (e) all renewals, extensions and/or rearrangements of any of the items specified in clauses (a), (b) and (c) above.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Independent Reserve Report" has the meaning set forth in Section 8.12(a) hereof.

     "Information Memorandum" means the document in the form approved by Endeavour International concerning the First Lien Facilities and the Credit Parties, which is prepared by BNP Paribas, as mandated lead arranger under the First Lien Facilities and is to be distributed to selected financial institutions for the purposes of the syndication of the First Lien Facilities and of the Facility.

     "Initial Reserve Reports" means the audit of standalone reserves prepared by Gaffney Cline, and the report on the Enoch Field and Talisman's assets prepared by Netherland Sewell, in each case dated as of December 31, 2005.

     "Insolvency Officer" means any liquidator, trustee in bankruptcy, judicial custodian or manager, compulsory manager, receiver, administrative receiver, administrator, curator, bewindvoerder, vereffenaar or similar officer, in each case, appointed in any relevant jurisdiction.

     "Intercreditor Agreement" means that certain Intercreditor Agreement, dated on or about the date hereof, by and among the Borrower, the Guarantors, the Secured Swap Providers, the Administrative Agent, the First Lien Lenders, the Lenders and BNP Paribas (in its capacities as Security Trustee and First Lien Agent), substantially in the form of Exhibit I hereto.

     "Interest Coverage Ratio" means, for any Measurement Period, the ratio of
(a) EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for borrowed money, in each case, of or by the Credit Parties and each of their respective Subsidiaries on a consolidated basis for or during such Measurement Period.

     "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other

Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit.

     "Lenders" means (a) the Persons listed on Annex I (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption), and (b) any Person that shall have become a party hereto pursuant to an Assignment and Assumption.

     "LIBOR" means with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks (such reference banks to be chosen by the Administrative Agent and consented to by the Borrower, such consent not to be unreasonably withheld) in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, (b) production payments and the like payable out of Oil and Gas Properties and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. The term "Lien" shall include easements, restrictions, servitudes, permits, conditions, covenants running with the land, encroachments, exceptions or reservations.

     "Limited Reserve Report" means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, the proven and probable oil and gas reserves attributable to the Oil and Gas Properties of the Credit Parties and each of their respective Subsidiaries, together with a projection of the rate of production and future revenues less severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, prepared by or under the supervision of the chief engineer of Endeavour International, together with a writing from the chief engineer of Endeavour International certifying that (a) there are no statements or conclusions in such reserve report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections) and (b) such reserve report was prepared in accordance with the procedures used to prepare the reserve report for the corresponding date of the immediately preceding year and a writing from a Responsible Officer of the Borrower certifying that except as set forth on an exhibit to such writing, on a net basis, there are no gas imbalances, take-or-pay or other prepayments in excess of the volume specified in Section
7.17 with respect to the Oil and Gas Properties evaluated in such reserve report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     "Loan Documents" means this Agreement, the Notes and the Security Instruments.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Majority Lenders" means, at any time, Lenders holding more than 50% of the outstanding aggregate principal amount of the Loans.

     "Material Adverse Change" means any event, development or circumstance that has a material adverse effect on (a) the ability of the Borrower, any of its Subsidiaries or any Guarantor to perform any of its payment Obligations under any Loan Document as and when they fall due to be performed; (b) the business, property, operations or financial condition of the Borrower, its Subsidiaries and the Guarantors (taken as a whole); (c) the validity or enforceability of any provision of any Loan Document; (d) the rights and remedies of any Credit Party under any Loan Document; or (e) the validity, enforceability, effectiveness or priority of any security interest created or purported to be created under the Loan Documents.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, Property, liabilities (actual or contingent), operations, condition (financial or otherwise), operating results or prospects of the Credit Parties and each of their respective Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Credit Parties or their respective Subsidiaries to perform any of its Obligations under any Loan Document to which it is or will be a party or (c) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

     "Material Contracts" means each contract, license, and agreement listed on
Schedule 1.02(a).

     "Material Indebtedness" means Debt (other than the Loans), or Obligations in respect of one or more Swap Agreements, of any one or more of the Credit Parties or their respective Subsidiaries in an aggregate principal amount exceeding US$7,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the Credit Parties or their respective Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

     "Maturity Date" means November 1, 2011.

     "Measurement Period" means each period of four consecutive fiscal quarters of the Borrower or, if less than four consecutive fiscal quarters of the Borrower have been completed since the Effective Date, the fiscal quarters of the Borrower that have been completed since the Effective Date; provided that,
(a) for purposes of determining an amount of EBITDA included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended December 31, 2006, such amount for the Measurement Period then ended shall equal 4Q06 EBITDA multiplied by four; (b) for purposes of determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended March 31, 2007, such amount for the Measurement Period then ended shall equal 4Q06 EBITDA plus such item for the fiscal quarter then ended multiplied by two; and (c) for purposes of determining an amount of any item included in the calculation of a financial ratio or financial covenant for the fiscal quarter ended June 30, 2007, such amount for the Measurement Period then ended shall equal 4Q06 EBITDA plus such item for the two most recent fiscal quarters then ended multiplied by 4/3.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Mortgaged Property" means any Property owned by any Credit Party which is subject to the Liens existing and to exist under the terms of the Security Instruments, which Properties as of the Effective Date are listed on Schedule 1.02(b).

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001 (a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, audit and/or accounting fees, transfer and similar taxes and the Borrower's good faith estimate of other taxes paid or payable by any Credit Party, its Subsidiaries, its members or their members or partners in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP-IFRS, against any liabilities under any indemnification Obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Debt for borrowed money which is secured by the Property sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Debt assumed by the purchaser of such Property); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive Property of a kind then used or usable in the business of the Credit Parties and each of their respective Subsidiaries within 180 days of receipt of such proceeds (which, for the avoidance of doubt, may include circumstances of a farm-out, as described in Section 3.04(c)(i)) and (y) no Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Debt or any Equity Issuance, the cash proceeds thereof, net of all Taxes and customary fees (including legal fees, accounting fees and advisory fees), commissions, costs and other expenses incurred in connection therewith.

     "Notes" means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

     "NYMEX" means the New York Mercantile Exchange (or its successor).

     "Obligations" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 10.01(f). Without limiting the generality of the foregoing, the Obligations of any Credit Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Credit Party under any Loan Document and (b) the obligation of such Credit Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.

     "OFAC" has the meaning assigned such term in Section 7.23.

     "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other Contracts, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term "Oil and Gas Properties" shall mean Oil and Gas Properties of each Credit Party and each of their respective Subsidiaries.

     "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personality under the laws of the jurisdiction in which such equipment is located.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Participant" has the meaning assigned such term in Section 13.04(c)(i).

     "Party" means a party to this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PDP" means Proven Developed-Producing Reserves.

     "Permitted Investments" means:

     (a) direct Obligations of, or Obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such Obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than US$500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

     (e) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through
(d) above; and

     (f) investments in so-called "auction rate" securities rated AAA or higher by S&P or Aaa or higher by Moody's and which have a reset date not more than 90 days from the date of acquisition thereof.

     "Permitted Preferred Stock" means certain preferred stock, issued pursuant to the Certificate of Designation dated October 19, 2006, with a face value not to exceed US$125,000,000, issued by Endeavour International to fund, in part, the Equity Contribution.

     "Permitted Transaction" means:

     (a) an intra-group re-organization on a solvent basis;

     (b) the transfer of any Acquired Assets owned by the Acquired Business to Endeavour UK, on terms (i) whereby such asset remains an Acquired Asset and (ii) that ensure that the Security Trustee continues to have Collateral over such Acquired Asset upon the same, or more beneficial, terms as the Collateral granted in favor of the Security Trustee over such Acquired Asset before such transfer and that the Lien that the Security Trustee has over such Acquired Asset is not prejudiced or adversely affected in any way;

     (c) the winding-up of the Acquired Business on a solvent basis at a time when it has no assets whatsoever and is not a Borrower or Guarantor; or

     (d) any other transaction agreed by the Majority Lenders.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Petroleum" means any mineral, oil or relative hydrocarbon (including condensate and natural gas liquids) and natural gas existing in its natural condition in strata (but not including coal or bituminous shale or other stratified deposits from which oil can be extracted by destructive distillation).

     "Petroleum Asset" means (a) any Petroleum field, pipeline transmission system or other Petroleum project, (b) the facilities relating to such field, system or project and/or (c) the interests in such field, system, project or facilities.

     "Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

     "Post Petition Interest" has the meaning specified in Section 12.06(b).

     "Present Value" means, as of any date of determination, the sum of (a) 100% of the present value of future revenues less severance and ad valorem taxes, operating expenses and capital expenditures of the proven Oil and Gas Properties and (b) 50% of the present value of future revenues less severance and ad valorem taxes, operating expenses and capital expenditures of the probable Oil and Gas Properties, in each case as evaluated in the most recently delivered Reserve Report, discounted at a rate of 10% per annum, and utilizing (i) for the first three year period, the monthly crude oil (Dated Brent) and natural gas
(NBP) prices, in each case based upon the actual monthly price quoted on NYMEX for the applicable month, in effect at the time, and for the next 3 year period, such prices to remain flat after such time at the average prices over the last twelve months of such three year period, and (ii) an annual escalation factor of 3% for operating expenses for each year in such 3-year period and held flat thereafter. The amount of the Present Value then in effect shall be (i) adjusted on a dollar for dollar present value basis for any Oil and Gas Properties that have been disposed of or acquired since the date of the most recently delivered Reserve Report and (ii) adjusted to give effect to the Borrower's and its Subsidiaries' commodity hedges then in effect.

     "Prime Rate" means the rate of interest per annum determined from time to time by the Administrative Agent as its prime rate for loans in U.S. dollars in effect at its principal office in New York City and notified to the Borrower.

     "Project" means the Acquired Assets plus all additional facilities constructed and assets acquired by the Borrower or its Subsidiaries in connection with the Acquisition.

     "Project Documents" mean (a) in relation to the Oil and Gas Properties: (i) each joint operating agreement and/or unitization and unit operating agreement relating thereto, each agreement relating to the development thereof or the transportation, processing and/or storage of production therefrom and each agreement for the sale or marketing of production therefrom and each other major agreement relating to such Mortgaged Property and/or Hydrocarbons produced therefrom, (ii) any Authorization required for the lawful exploitation, development or operation of such or the production, transportation or sale of Hydrocarbons therefrom (and including, without limitation, any Hydrocarbons production license), and (iii) any development plan approved by any relevant operating committee and/or any appropriate governmental or other regulatory authority relating to that Mortgaged Property; (b) any documents relating to the acquisition by any Credit Party or any Subsidiary of such Credit Party of any interests in any Mortgaged Property or of any entity holding the interest in such Mortgaged Property; and (c) any other document designated as such by the Borrower and the Administrative Agent.

     "Projection" is used herein as defined in the First Lien Credit Agreement.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts, licenses and contract rights.

     "Proven Present Value " means, on any date, 100% of the present value of future revenues less severance and ad valorem taxes, operating expenses and capital expenditures of the proven oil and gas reserves attributable to the Oil and Gas Properties, as evaluated in the most recently delivered Reserve Report in respect of proven oil and gas reserves attributable to the Oil and Gas Properties, discounted at a rate of 10% per annum and utilizing the monthly crude oil (Dated Brent) and natural gas (NBP) prices, in each case based upon
(a) the actual monthly price quoted on NYMEX on such date for the corresponding month through the 60th month from such date and (b) the arithmetic monthly average for months 49 through 60 for each month after the 60th month. The amount of the Proven Present Value then in effect shall be (x) calculated on a Pro Forma Basis for any asset acquisitions or asset dispositions permitted pursuant to this Agreement since the date of the most recently delivered Reserve Report in respect of proven oil and gas reserves attributable to the Oil and Gas Properties and (y) adjusted to give effect to each Credit Party's and its Subsidiaries' commodity hedges then in effect.

     "Purchaser" has the meaning specified in the Recitals.

     "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

     "Register" has the meaning assigned such term in Section 13.04(b)(iv).

     "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Documents" means the Acquisition Agreement and all other documents effecting the Acquisition.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

     "Remedial Work" has the meaning assigned such term in Section 8.10(a).

     "Required Principal Payments" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or redemptions of outstanding debt pursuant to the Borrowing made under this Agreement made during such period which permanently reduces availability under the Facility.

     "Reserve Secured Debt Coverage Ratio" means, with respect to any date, the ratio of (a) Present Value to (b) Total Secured Debt of the Credit Parties and each of their respective Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

     "Reserve Total Debt Coverage Ratio" means, with respect to any date, the ratio of (a) Present Value to (b) the Total Debt of the Credit Parties and each of their respective Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

     "Reserve Report" means any of each Initial Reserve Report, a Three-P Reserve Report or a Limited Reserve Report.

     "Responsible Officer" means, as to any Person, the chief executive officer, the chief operating officer, the president, any Financial Officer or any other officer or similar official thereof (including, without limitation, any director of a non-United States entity) responsible for the administration of the Obligations of such Person in respect of this Agreement and the other Loan Documents. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

     "Restricted Debt" shall mean Debt of any Credit Party or its respective Subsidiaries, the payment, prepayment, repurchase or defeasance of which is restricted under Section 9.04(c).

     "Restricted Payment" means any dividend payment or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests (which, for the avoidance of doubt, shall include Permitted Preferred Stock) in any Credit Party or its respective Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Credit Party or its respective Subsidiaries, or any option, warrant or other right to acquire any such Equity Interests in any Credit Party or its respective Subsidiaries.

     "RPI" means the Retail Prices Index published by the Central Statistics Office or such other replacement statistical measure published by the Central Statistics Office from time to time.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

     "SEC" means the Securities and Exchange Commission or any successor Governmental Authority.

     "Secured Creditors" has the meaning set forth in the Intercreditor
Agreement.

     "Secured Swap Provider" means any Person that is a party to a Swap Agreement with any Credit Party that entered into such Swap Agreement while such Person was the First Lien Agent, a First Lien Lender or an Affiliate of any of the foregoing Persons, whether or not such Person at any time ceases to be the First Lien Agent, a First Lien Lender or an Affiliate of any of the foregoing Persons, as the case may be.

     "Security Agreement" means the New York law Security Agreement, dated on or about the date of this Agreement, by each Credit Party, in favor of the Security Trustee.

     "Security Instruments" means the Security Agreement; the Debentures; the Share Pledges and Charges; the Guarantee; the receivables pledge agreement made between Endeavour Energy Norge AS and the Security Trustee, governed by Norwegian law; and any other agreements, instruments or certificates described or referred to in Exhibit F-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for or to guarantee the payment or performance of the Indebtedness, the Notes or this Agreement.

     "Security Trustee" means BNP Paribas, in its capacity as "Security Trustee" under the Security Agreement, the Debenture and the Intercreditor Agreement.

     "Seller" has the meaning set forth in the Recitals hereto.

     "Share Pledges and Charges" means (a) the charge over shares between the Borrower and the Security Trustee, governed by English law, (b) the share pledge agreement between the Borrower and the Security Trustee, governed by Norwegian law (including all required notices, powers of attorney and acknowledgements),
(c) the agreement and deed of pledge of shares between the Borrower and the Security Trustee, governed by the laws of The Netherlands, (d) the agreement and deed of pledge of shares between the Borrower and the Security Trustee, governed by the laws of The Netherlands, (e) the charge over shares between Endeavour UK and the Security Trustee, governed by English law, and (f) each of the share certificates, stock transfer forms and notices of assignment that are required to be delivered pursuant thereto.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject, with respect to the Adjusted LIBOR, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Obligations" has the meaning specified in Section 12.06.

     "Subsidiary" means: with respect to any Person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a direct or indirect Subsidiary of Endeavour International (to include, for the avoidance of doubt, the Acquired Business and any entities that become Subsidiaries after the date of this Agreement).

     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement; provided further, that no options to purchase tangible Property for cash shall be a Swap Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined in good faith by the Borrower or the applicable Subsidiary party to such Swap Agreements in accordance with the terms thereof.

     "Synthetic Lease" means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP-IFRS and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

     "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which any Credit Party or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than a Credit Party any Equity Interest or Restricted Debt or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Debt; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Credit Party (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "Talisman" is defined as set forth in the Recitals hereto.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Three-P Reserve Report" means the Initial Reserve Reports and any other reserve report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the proven, probable and possible oil and gas reserves attributable to the Oil and Gas Properties of each Credit Party and each of their respective Subsidiaries, together with a projection of the rate of production and future revenues less severance and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, prepared by or under the supervision of the chief engineer of Endeavour International, together with a writing from the chief engineer of Endeavour International certifying that (a) there are no statements or conclusions in such reserve report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein (it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each reserve report are necessarily based upon professional opinions, estimates and projections) and (b) such reserve report was prepared in accordance with the procedures used to prepare the reserve report for the corresponding date of the immediately preceding year and a writing from a Responsible Officer of the Borrower certifying that except as set forth on an exhibit to such writing, on a net basis, there are no gas imbalances, take-or-pay or other prepayments in excess of the volume specified in Section 7.17 with respect to the Oil and Gas Properties evaluated in such reserve report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

     "Total Debt" means, at any date, the total aggregate amount of all Debt of each Credit Party and each of their respective Subsidiaries on a consolidated basis (including the Convertible Senior Notes and excluding Obligations required to be reported under FAS 133) on such date.

     "Total Leverage Ratio" means, at any date of determination, the ratio of Total Debt of each of the Credit Parties and each of their respective Subsidiaries on a consolidated basis at such date to EBITDA of each of the Credit Parties and each of their respective Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

     "Total Relevant Outstandings" is used herein as defined in the First Lien Credit Agreement.

     "Total Secured Debt" means, at any date, the total aggregate amount of all Debt of each Credit Party and each of their respective Subsidiaries on a consolidated basis (excluding Obligations required to be reported under FAS 133) on such date that is not subordinated in right of payment to any other Debt of any Credit Party or any its Subsidiaries and that is secured.

     "Transaction Party" means the Borrower and each other party (not being a Finance Party) who is party to any Loan Document.

     "Transactions" means, collectively, (a) the execution, delivery and performance by the Borrower of the Acquisition Agreement and the consummation of the Acquisition and the other transactions contemplated thereby, (b) the execution, delivery and performance by the Credit Parties and each of their respective Subsidiaries of the Loan Documents and the First Lien Loan Documents, and the making of the Borrowings hereunder, (c) the making of the Equity Contribution, and (d) the payment of the related fees and expenses.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBOR.

     "United States" and "United States persons" have the meanings specified in
Section 12.05(d).

     "Unrestricted Cash and Cash Equivalents" means, with respect to any Person, the sum of (a) all cash of such Person that would not be required to be classified as restricted cash on a balance sheet prepared in accordance with GAAP-IFRS, and (b) the aggregate amount of Permitted Investments owned by such Person, in each case only to the extent such cash or Permitted Investment is free and clear of all Liens (other than Liens pursuant to any Loan Document).

     "USA PATRIOT Act" means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

     "Voting Stock" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     "Wholly-Owned Subsidiary" of any Person shall mean a Subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

               Section 1.03. Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Borrowing").

               Section 1.04. Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) except that any reference to a provision of the First Lien Credit Agreement shall be construed as a reference to that provision as in effect as of the date hereof, unless the Administrative Agent shall have consented to an amendment or other modification to such provision, in which case such reference shall be construed as a reference to such provision as so amended or modified, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any express restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) except as otherwise specified herein, with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

               Section 1.05. Accounting Terms and Determinations; GAAP-IFRS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP-IFRS, as in effect at such time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any financial covenant in
Section 9.01 or any related definition to eliminate the effect of any change in GAAP-IFRS occurring after the date of this Agreement on the operation of such financial covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Section 9.01 or any related definition for such purpose), then the Borrower's compliance with such financial covenant shall be determined on the basis of GAAP-IFRS in effect immediately before the relevant change in GAAP-IFRS became effective, until either such notice is withdrawn or such financial covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders.

                                   ARTICLE II
                                   THE CREDITS

               Section 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Commitment. No amounts paid or prepaid with respect to Loans may be reborrowed.

               Section 2.02. Loans and Borrowings.

          (a) Term Borrowing; Several Obligations. Each Loan shall be made as a part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its Obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of eight Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (d) Notes. Upon request of a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender and its registered assigns, and otherwise duly completed. In the event that the aggregate principal amount of any Lender's Loans decreases for any reason (whether pursuant to Section 13.04(b) or otherwise), the Borrower shall, upon request, deliver or cause to be delivered on the effective date of such decrease, a new Note payable to such Lender and its registered assigns in a principal amount equal to its Loan after giving effect to such decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. The entries in the books of any Lender with respect to such payments shall be conclusive absent manifest error. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or Obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note. All Notes issued by the Borrower pursuant hereto shall make clear reference to the existence of the Intercreditor Agreement, and the effect thereof on the priority of the Lender's interest in the Collateral.

               Section 2.03. Request for Borrowing. To request the Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 am, New York City time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) the aggregate amount of the requested Borrowing;

               (ii) the date of such Borrowing, which shall be a Business Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the location and number of the Borrower's or other relevant account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

Promptly following receipt of a Borrowing Request in accordance with this
Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               Section 2.04. Interest Elections.

          (a) Conversion and Continuance. The Loans initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period of one month. Thereafter, the Borrower may elect to convert the Borrowing to a different Type or to continue the Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising the Borrowing, and the Loans comprising each such portion shall thereafter be considered a separate Borrowing.

          (b) Interest Election Requests. To make an election pursuant to this
Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the effective date of the proposed conversion or continuation or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the effective date of the proposed conversion or continuation. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

          (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and
(iv) shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If such Interest Election Request does not specify a Type, then the Borrowing shall be deemed to have selected a Type of ABR Borrowing.

          (d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

               Section 2.05. Funding of Borrowings.

          (a) Funding by Lenders. Each Lender shall make the Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (x) in the case of a Eurodollar Borrowing, 8:00 a.m. New York City time, or (y) in the case of an ABR

Borrowing, 12:00 noon New York City time, in each case to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified by the Borrower in writing prior to the Effective Date. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

          (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then (i) the applicable Lender agrees to pay on demand, and (ii) the Borrower agrees to pay within 30 days of demand or such earlier date as the Borrower shall have unused and available commitments under the First Lien Facilities in excess of such Lender's share of the Borrowing, to the Administrative Agent such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the Borrowing.

               Section 2.06. Termination of Commitments. The Commitments of each Lender shall terminate immediately following the making of the Loans by such Lender on the Effective Date pursuant to Section 2.01.

                                  ARTICLE III
              PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

               Section 3.01. Repayment of Loans.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Notwithstanding anything herein to the contrary, optional prepayments of the Loans in whole or part on or before the third anniversary of the Effective Date shall be accompanied by the applicable prepayment fee set forth in the following grid:

                               PREPAYMENT FEE GRID

                                                                 Prepayment Fee
                                                                (as a percentage
                                                                of the principal
Date of Prepayment                                              amounts prepaid)
------------------                                              ----------------
Prior to the first anniversary of the Effective Date                  3.0%

On or after the first anniversary of the Effective Date but
prior to the second anniversary of the Effective Date                 2.0%

On or after the second anniversary of the Effective Date but
prior to the third anniversary of the Effective Date                  1.0%

On or after the third anniversary of the Effective Date               0.0%

          (c) Amounts prepaid or repaid may not be reborrowed.

               Section 3.02. Interest.

          (a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBOR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

          (c) Post-Default. Notwithstanding the foregoing, if (i) an Event of Default has occurred and is continuing, or (ii) any principal of or interest on any Loan or any fee or other amount payable by any Credit Party hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any prepayment pursuant to Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, (x) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 3.02(a) or 3.02(b), as the case may be, plus an additional 2.00% per annum and (y) in all other cases, at a rate per annum (computed on the basis of a year of 365 days (or 366 days in a leap year) when the Alternate Base Rate is based on the Prime Rate and on the basis of a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus an additional 2.00% per annum, but in no event to exceed the Highest Lawful Rate.

          (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Notwithstanding anything contained herein, interest shall be payable, in any event, at least every three (3) months.

          (e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBOR or LIBOR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

               Section 3.03. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR or LIBOR, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBOR or LIBOR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower, Endeavour International and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and shall be deemed to be a request for an ABR Borrowing).

               Section 3.04. Prepayments.

          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than any prepayment fee that may be required under Section 3.01(b) and any break funding payments that may be required under
Section 5.02), but subject to prior notice in accordance with Section 3.04(b), and no Lender may reject any such prepayment. Any partial optional prepayment shall be in a principal amount of US$1,000,000 or a whole multiple of US$1,000,000 in excess thereof, or, if less, the entire principal amount then outstanding. Notwithstanding anything to the contrary herein, any prepayment of a Eurodollar Loan shall be accompanied by all accrued interest thereon, together with any additional amount required pursuant to Section 5.02. In connection with any voluntary prepayments by the Borrower pursuant to Section 3.04, any voluntary prepayment thereof shall be applied first to ABR Loans to the full extent thereof before application to

Eurodollar Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.04.

          (b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and prepayment fees to the extent required by
Section 3.01(b).

          (c) Mandatory Prepayments.

               (i) Asset Sales. The Borrower shall, not later than the third Business Day following the receipt by any Credit Party or any Subsidiary thereof of any Net Cash Proceeds in respect of any Asset Sale by such Credit Party or Subsidiary, prepay outstanding Loans in accordance with Section 3.04(c)(v) in an amount equal to 100% of the Net Cash Proceeds received with respect thereto; provided that such prepayment shall only be required to the extent (if any) that the amount of such Net Cash Proceeds exceeds all prepayments under the First Lien Credit Agreement that the Borrower shall have made out of the proceeds of such Net Cash Proceeds in order to reduce the outstandings thereunder to an amount not less than 75% of the Borrowing Base of each tranche of the First Lien Facilities immediately prior thereto. For the avoidance of doubt, such prepayment requirement pursuant to this Section 3.04(c)(i) applies to any insurance and condemnation proceeds. Each Credit Party or Subsidiary may reinvest proceeds from the "farming out" of rights to develop any undeveloped acreage, so long as such proceeds are reinvested in exploration or development pursuant to such farming-out arrangement within 180 days of the receipt thereof.

               (ii) Excess Cash Flow. The Borrower shall, on the 120th day following the end of each Fiscal Year, prepay outstanding Loans in accordance with Section 3.04(c)(v) in an amount equal to 75% of the Excess Cash Flow for such Fiscal Year; provided that such prepayment shall only be required to the extent (if any) that the amount of such Excess Cash Flow exceeds all prepayments under the First Lien Credit Agreement that the Borrower shall have made out of the proceeds of such Excess Cash Flow in order to reduce the outstandings thereunder to an amount not less than 75% of the Borrowing Base of each tranche of the First Lien Facilities immediately prior thereto.

               (iii) Equity Issuance. In the event and on each occasion that an Equity Issuance occurs (other than any cash proceeds from an Equity Issuance, the proceeds of which are applied to fund the Equity Contribution), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, prepay outstanding the Loans in accordance with Section 3.04(c)(v), in an amount equal to 50% of the Net Cash Proceeds from such Equity Issuance.

               (iv) Debt Issuance. In the event that any Credit Party or Subsidiary shall receive Net Cash Proceeds from the issuance, offering, placement or incurrence of Debt (other than any cash proceeds from the issuance of Debt permitted pursuant to Section 9.02), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Person, prepay the outstanding Loans in accordance with Section 3.04(c)(v), in an amount equal to 100% of such Net Cash Proceeds from such issuance, offering, placement or incurrence of Debt.

               (v) Application of Payment by Type of Loan. In connection with any mandatory prepayments by the Borrower of the Loans pursuant to Section 3.04, such prepayments shall be applied on a pro rata basis to the then outstanding Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Loans pursuant to Section 3.04, then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Loans that are ABR Loans to the full extent thereof before application to Loans that are Eurodollar Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.04. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02. Any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans required to be made by the Borrower pursuant to this Section 3.04(c), to decline all (but not a portion) of its pro rata share of such prepayment (such declined amounts, the "Declined Proceeds"). Any Declined Proceeds shall be offered one additional time to the Lenders not so declining such prepayment (with such Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). Any remaining Declined Proceeds shall be applied as determined by the Borrower in accordance with this Agreement.

               (vi) Certifications. The Borrower or the applicable Credit Party, as the case may be, shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 3.04(c), (i) a certificate signed by a Financial Officer of the Borrower or such Credit Party specifying the outstanding principal amount under the First Lien Facilities setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid; provided, however, that, if at the time of any prepayment pursuant to Section 3.04(c) there shall be Borrowings of different Types or Eurodollar Borrowings with different Interest Periods, and if some but not all Lenders shall have accepted such mandatory prepayment, then the aggregate amount of such mandatory prepayment shall be allocated ratably to each outstanding Borrowing of the accepting Lenders.

          (d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under
Section 3.01(b) and Section 5.02.

          (e) No Effect on Swap Agreements. Prepayments permitted or required under this Section 3.04 shall not affect the Borrower's obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

               Section 3.05. Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                                   ARTICLE IV
               PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS.

               Section 4.01. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in dollars that constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 13.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 13.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided in this Agreement, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to a Credit Party or an Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               Section 4.02. Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

               Section 4.03. Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.05(a) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's Obligations under such Sections until all such unsatisfied Obligations are fully paid.

               Section 4.04. Disposition of Proceeds. The Security Instruments contain an assignment by each Credit Party unto and in favor of the Security Trustee for the benefit of the Lenders of all of each such Credit Party's interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Security Trustee, the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the applicable Credit Party, and (b) the

Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to such Credit Party.

                                   ARTICLE V
           INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

               Section 5.01. Increased Costs. (a) Eurodollar Changes in Law. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR); or

               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. It is hereby acknowledged and agreed that no Finance Party shall be entitled to make a claim against the Borrower under this Section 5.01 arising out of the implementation of the "Basle II Accord"; provided that, for the avoidance of doubt, any change to the Basle II Accord or any implementation of any increased requirements in respect thereof may give rise to a claim under this Clause 5.01 to the extent of such change or increase.

          (b) Capital Requirements. If any Lender determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) Certificates. A certificate of a Lender setting forth in good faith the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section
5.01 shall not constitute a waiver of such Lender's right to demand such compensation. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased cost or reductions incurred more than 365 days prior to the date that such Lender notifies the Borrower of such increased costs of reductions and of such Lender's intention to claim compensation therefor, provided that if the change is retroactive, then such period of retroactivity shall be added to such 365 day period for the purpose of determining the earliest such cost or reduction which may be compensated.

          (e) Protection Absolute. The protection of this Section 5.01 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

               Section 5.02. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that in good faith such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

               Section 5.03. Taxes.

          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification by the Borrower and the Guarantors. The Borrower and each Guarantor shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) If the Administrative Agent or any Lender determines that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor and with respect to which the Borrower or any Guarantor have paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03(f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, any Guarantor or any other Person.

               Section 5.04. Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section

5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and Obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 5.01 or
Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or inconsistent with its internal policies or applicable legal or regulatory restrictions. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               Section 5.05. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful as a result of any Change in Law for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender's obligation to make such Eurodollar Loans shall be suspended (the "Affected Loans") until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to Endeavour International and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its ABR Loans.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

               Section 6.01. Conditions Precedent. The Obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 13.02):

          (a) (i) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced prior to the Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, and (ii) (A) Shearman & Sterling LLP, counsel to the Administrative Agent, and (B) each local counsel listed on
Schedule 6.01(h) hereto, shall each have received its reasonable fees, charges and disbursements for services rendered in connection with the Transactions, due and payable on or prior to the Effective Date.

          (b) The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or other duly authorized officer, satisfactory to the Administrative Agent, of the Borrower and each Guarantor setting forth
(i) resolutions of its board of directors (or equivalent body) or its managing member (and, if applicable, all the holders of the issued and outstanding shares of such Guarantor) authorizing the execution, delivery and performance of the Loan Documents to which it is a party, which shall be in full force and effect without amendment or supercession at the date of such certificate, and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party, and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby; (iii) specimen signatures of such authorized officers; and
(iv) the complete and up to date articles or certificate of incorporation and bylaws, certificate of formation and partnership agreement, certificate of formation and limited liability company agreement, memorandum of association and articles of association, or other applicable formation documents (as the case may be) of the Borrower and each Guarantor, in each case certified as being true and complete without amendment or supercession (and to include, if applicable, any certificate of change of name). The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

          (c) The Administrative Agent shall have received, in each jurisdiction where such certificates are available, certificates as of a recent date reasonably satisfactory to the Administrative Agent of the appropriate agencies of the relevant Governmental Authority with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

          (d) The Administrative Agent shall have received a compliance certificate, which shall be substantially in the form of Exhibit D hereto, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date of Effective Date.

          (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Agreement signed on behalf of such party.

          (f) The Administrative Agent shall have received duly executed Notes payable to each Lender (or its registered assigns) that has requested the same reasonably prior to the Effective Date in a principal amount equal to its Commitment dated as of the date hereof.

          (g) The Administrative Agent shall have received from each party thereto copies (and the Security Trustee shall have received originals) of duly executed counterparts of the Security Instruments, including the Security Agreement, the Debentures, the Share Pledges and Charges and the other Security Instruments, except for any Security Instrument to be entered into by Talisman. In connection with the execution and delivery of the Security Instruments:

               (i) The Administrative Agent shall be reasonably satisfied that the Security Instruments create second priority, perfected Liens (subject only to Excepted Liens and Liens created by the First Lien Loan Documents) on 100% of the total value of the proven Oil and Gas Properties evaluated in the Initial Reserve Reports (other than those Oil and Gas Properties owned by the Exempted Subsidiary or excluded under Clause 4.7 of the Debenture); and

               (ii) The Security Trustee shall have received stock or share certificates, together with signed, undated, blank stock powers or stock transfer forms (as and if applicable) for each such certificate, representing all of the certificated issued and outstanding stock, shares or other Equity Interests of each Person, the stock, shares or other Equity Interests of which are required to be pledged pursuant to the Security Agreement, the Debentures, the Guarantee, the Share Pledges and Charges or any other Security Instrument, and any notice or other document deliverable thereunder.

          (h) The Administrative Agent shall have received, on behalf of itself and the Lenders, favorable written opinions of (i) Ashurst, special English counsel to the Borrower and the Guarantors; (ii) Vinson & Elkins LLP, special New York counsel to the Borrower and the Guarantors; (iii) H. Don Teague, General Counsel to Endeavour International Corporation; (iv) Shearman & Sterling LLP (London office), special counsel to the Administrative Agent and the Lenders; and (v) each joint local counsel listed on Schedule 6.02(h), in each case (A) dated the Effective Date, (B) addressed to the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

          (i) The Administrative Agent shall have received (i) a copy of a certificate of insurance coverage of each Credit Party and each other Subsidiary evidencing that each Credit Party and each other Subsidiary are carrying insurance in accordance with Section 7.12 hereof, which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Security Trustee as loss payee, and (ii) a copy of a broker's letter in customary form, in each case in form and substance satisfactory to the Administrative Agent.

          (j) The Administrative Agent shall have received title information as the Security Trustee or the Administrative Agent may reasonably require, setting forth the status of title to 100% of the total value of the proven Oil and Gas Properties evaluated in the Initial Reserve Reports.

          (k) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Properties (including, without limitation, oil and gas processing facilities, Petroleum Assets and Oil and Gas Properties) of each Credit Party and each other Subsidiary.

          (l) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

          (m) The Administrative Agent shall have received (i) the financial statements referred to in Section 7.04(a), (ii) the Initial Reserve Reports accompanied by a certificate covering the matters described in Section 8.12(f) and (iii) reports and other information in form, scope and substance satisfactory to it concerning the environmental liabilities, if any, of the Credit Parties or in respect of their Properties.

          (n) The Administrative Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings and/or registration systems) made with respect to the Borrower and each Guarantor in the states (or other jurisdictions) of formation of such persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such persons maintain property, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under
Section 9.03 or have been or will be contemporaneously released or terminated.

          (o) The Administrative Agent shall be reasonably satisfied with the terms and conditions of the First Lien Credit Agreement, and the Borrower shall have received gross proceeds thereunder of up to US$216.5 million (composed of up to US$176.5 million under two debt tranches and up to US$40.0 million under a letter of credit sub-facility) from the borrowings under the First Lien Facilities.

          (p) The Intercreditor Agreement shall have been duly executed by each of the parties thereto, and shall be in full force and effect.

          (q) The Equity Contribution shall have been made in full, on terms satisfactory in all respects to the Administrative Agent and its counsel.

          (r) The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

          (s) The Acquisition and the other transactions contemplated by the Acquisition Agreement shall have been consummated contemporaneously herewith in accordance with the Acquisition Agreement and applicable law, without giving effect to any waiver of any material terms or conditions of the Acquisition Agreement not approved by the Majority Lenders. The Administrative Agent shall have received copies of the Acquisition Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as being complete and correct.

          (t) The Administrative Agent shall have received a certificate in the form of Exhibit H or in form and substance satisfactory to the Administrative Agent from a Responsible Officer of each Credit Party certifying that such Credit Party, before and after giving effect to the Transactions to occur on the Effective Date, is solvent.

          (u) The Lenders shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act and any United Kingdom-based Lenders shall have received, to the extent requested, in addition the foregoing, documentation required by any equivalent regime, rule, regulation or legislation in effect in the United Kingdom.

          (v) At the time of and immediately after giving effect to such Loans, no Default shall have occurred and be continuing.

          (w) The representations and warranties of each Credit Party and each other Subsidiary set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of the making of the Loans, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date.

          (x) The Administrative Agent shall have received a notice of the Borrowing as required by Section 2.03.

          (y) The fee letter, dated as of October 10, 2006, by and among the Administrative Agent, the Arranger and Endeavour International shall remain in full force and effect.

          (z) [Intentionally Omitted].

          (aa) There shall not have occurred, since December 31, 2005, any Material Adverse Change; provided, however, that none of the following shall be, or will be at the Effective Date, deemed to constitute and shall not be taken into account in determining the occurrence of a Material Adverse Change: any effect or change that results from (i) the announcement or pendency of the Transactions, (ii) the taking of any action required pursuant to the Acquisition Agreement or expressly permitted by the written consent of Endeavour International pursuant to the Acquisition Agreement (and, to the extent such action could reasonably be expected to otherwise constitute a Material Adverse Change, with the prior written consent of the Arranger), (iii) any change in the economy or financial markets in general, (iv) changes in general in the industries in which the Acquired Business operates that do not have a materially disproportionate effect on the Acquired Business versus other competitors in the industry, (v) decreases in the market price or consumption of Petroleum and commodities derived therefrom on United Kingdom or world markets, (vi) adverse weather conditions, or (vii) changes in applicable law or GAAP-IFRS.

          (bb) The Administrative Agent shall notify the Borrower and the Lenders in writing of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the Obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 13.02) at or prior to 3:00 p.m., New York City time (or such later time as consented to by the Administrative Agent), on November 1, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          (cc) Endeavour International, or such of its Subsidiaries as may be agreed among the Credit Parties and the Administrative Agent, shall have established a commodity price hedging program consistent with pricing assumptions contained in the financial models of Endeavour International previously provided to the Administrative Agent, in form and substance, and with a counterparty or counterparties, acceptable to the Administrative Agent, covering not less than 64% of projected PDP production for a period of not less than five years from January 1, 2007.

          (dd) The Administrative Agent is satisfied that the documents, certificates, opinions and other instruments listed on Schedule 6.01(dd) will be delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent on the Effective Date.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     Each Credit Party (or, in the case of Section 7.04(a) and (b) below, the Borrower) represents and warrants to the Administrative Agent and the Lenders that:

               Section 7.01. Organization; Powers. Such Credit Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such qualifications could not reasonably be expected to result in a Material Adverse Change.

               Section 7.02. Authority; Enforceability. The Transactions are within such Credit Party's powers, and have been duly authorized by all necessary action and, if required, stockholder, partner or member action (including, without limitation, any action required to be taken by any class of directors of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document and Acquisition Document to which such Credit Party or any of its Subsidiaries is a party has been, or is being, duly executed and delivered by such Credit Party and each such Subsidiary, as applicable, and constitutes (or will constitute) a legal, valid and binding obligation of such Credit Party and each such Subsidiary, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

               Section 7.03. Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of such Credit Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the other Security Instruments as required by this Agreement, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect and do not have an adverse effect on the enforceability of the Loan Documents; (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any of its Subsidiaries, or any order of any Governmental Authority; (c) will not violate or result in a default under any indenture, credit agreement or other debt instrument or any other material agreement or other instrument binding upon any Credit Party or any of its Subsidiaries, or the respective Properties thereof, or give rise to a right thereunder to require any payment to be made by such Credit Party or any of its Subsidiaries; and (d) will not result in the creation or imposition of any Lien on any Property now owned or hereafter acquired by such Credit Party or any of its Subsidiaries (other than the Liens created by the Loan Documents and the Liens created under the First Lien Loan Documents).

               Section 7.04. Financial Condition; No Material Adverse Change.

          (a) The Borrower has heretofore furnished to the Administrative Agent
(i) audited financial information for the Acquired Business for each of the three full Fiscal Years immediately preceding the Acquisition, as well as for the portion of the current Fiscal Year ending June 30, 2006, addressing revenues and operating expenses, accompanied by a letter from the Ernst & Young that they have reviewed such financial information and they fairly present, in all material respects, the financial position of the Acquired Assets as at the dates indicated; and (ii) Endeavour International's consolidated balance sheets and related statements of income, shareholder's equity and cash flows (A) as of and for the Fiscal Years ended (x) 2003, audited and accompanied by the opinion of LJSoldinger LLP and (y) as of and for the Fiscal Years ended 2004 and 2005, audited and accompanied by the opinion of KPMG LLP, and (B) as of and for the portion of the Fiscal Year ended June 30, 2006, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of Endeavour International and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Endeavour International and its consolidated Subsidiaries, as of the dates thereof. Such financial statements were prepared (x) with respect to the Acquired Business, in accordance with IFRS, and (y) with respect to Endeavour International, in accordance with GAAP, in each case applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

          (b) The Borrower has heretofore delivered to the Administrative Agent its unaudited pro forma consolidated balance sheet and related pro forma statements of income, stockholder's equity and cash flows as of December 31, 2005, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information contained in the Information Memorandum (which assumptions are believed by the Borrower on the date hereof and on the Effective Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

          (c) There has been no Material Adverse Change since December 31, 2005.

          (d) Except for (i) the Obligations of the Borrower under the Acquisition Documents, (ii) as disclosed on the pro forma balance sheet referred to in Section 7.04(b), and (iii) with respect to Endeavour International, the Convertible Senior Notes and Permitted Preferred Stock, such Credit Party does not have on the date hereof any material Debt (including Disqualified Capital Stock but excluding intercompany debt which would be eliminated in consolidated financial statements of such Credit Party) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which could reasonably be expected to have a Material Adverse Effect.

               Section 7.05. Litigation.

          (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Credit Party, threatened against or affecting such Credit Party or its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any Loan Document or the Transactions, or (iii) that could impair the consummation of the Acquisition on the time and in the manner contemplated by the Acquisition Documents.

          (b) Since the date of this Agreement, there has been no change in status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

               Section 7.06. Environmental Matters. Except as could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect):

          (a) none of (i) such Credit Party or its Subsidiaries; (ii) any Property of such Credit Party or its Subsidiaries; or (iii) the operations conducted on any such Property violate any applicable order or requirement of any court or Governmental Authority or any Environmental Laws.

          (b) none of (i) such Credit Party or its Subsidiaries; (ii) any Property of such Credit Party or its Subsidiaries; or (iii) the operations conducted on any such Property by such Credit Party or its Subsidiaries or, to the knowledge of such Credit Party, by any prior owner or operator of such Property or operation, are in violation of or subject to any pending or threatened action, claim, demand, suit, investigation, inquiry or proceeding by or before any court, third party or Governmental Authority or to any Remedial Work, in each case, under Environmental Laws.

          (c) all notices, permits, licenses, exemptions, approvals or similar authorizations required to be obtained or filed under any Environmental Laws in connection with (i) the operation or use of any and all Property by such Credit Party and its Subsidiaries, or (ii) the business of such Credit Party and its Subsidiaries, including, without limitation, past or present treatment, storage, disposal or release of Hydrocarbons, Petroleum, or any hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and such Credit Party and its Subsidiaries, as applicable, are in compliance with the terms and conditions of all such notices, permits, licenses, exemptions, approvals and similar authorizations.

          (d) all Hydrocarbons, Petroleum and hazardous substances, solid waste and oil and gas waste produced, handled or generated at any and all Property of such Credit Party or its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and, to the knowledge of such Credit Party or its Subsidiaries, all third-party transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and are not the subject of any existing, pending or threatened action, claim, demand, suit, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

          (e) no Hydrocarbons, Petroleum or hazardous substances, solid waste or oil and gas waste have been disposed of or otherwise released and there has been no threatened release of any Hydrocarbons, Petroleum or hazardous substances, solid waste or oil and gas waste (i) at any location as a result of the operations of such Credit Party or its Subsidiaries, or (ii) on, to or from any Property of such Credit Party or its Subsidiaries.

          (f) all Property and operations of such Credit Party and its Subsidiaries satisfy all design, operation, and equipment requirements imposed by applicable Environmental Law, and such Credit Party does not have any reason to believe there are any facts, conditions, circumstances or legal developments that can form the basis of any non-compliance by such Credit Party or its Subsidiaries or any of their Properties with Environmental Law or any Environmental License, or that may require such Credit Party or its Subsidiaries, individually or in the aggregate, to incur in excess of US$1,000,000 in order to maintain or achieve compliance with any Environmental Law or Environmental License.

          (g) Neither such Credit Party nor any Subsidiary has any contingent liability for Remedial Work in connection with any release or threatened release of any Hydrocarbons, Petroleum, hazardous substance, solid waste or oil and gas waste into the environment.

               Section 7.07. Compliance with the Laws and Agreements; No
Defaults.

          (a) Such Credit Party and its Subsidiaries are in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (b) Neither such Credit Party nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Credit Party or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which such Credit Party or its Subsidiaries or any of their Properties is bound.

          (c) No Default has occurred and is continuing.

               Section 7.08. Investment Company Act. Such Credit Party is not an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

               Section 7.09. Taxes.

          (a) Except as could not be reasonably expected to have a Material Adverse Effect, such Credit Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary has set aside on its books adequate reserves in accordance with GAAP-IFRS. The charges, accruals and reserves on the books of such Credit Party and each of its Subsidiaries in respect of Taxes and other governmental charges are adequate.

          (b) Except as could not be reasonably expected to have a Material Adverse Effect, no Tax Lien has been filed and, to the knowledge of such Credit Party, no claim is being asserted with respect to any such Tax or other such governmental charge.

               Section 7.10. ERISA. Except as could not be reasonably expected to have a Material Adverse Effect:

          (a) such Credit Party, each of its Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (b) each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c) no liability to the PBGC (other than for the payment of current premiums which are not past due) by such Credit Party, any of its Subsidiaries or any ERISA Affiliate has been or is expected by such Credit Party, any of its Subsidiaries or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (d) full payment when due has been made of all amounts which such Credit Party, any of its Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (e) the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of such Credit Party's or such Subsidiary's most recently ended Fiscal Years, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in Section 4041 of ERISA.

          (f) none of such Credit Party, any of its Subsidiaries or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

          (g) none of such Credit Party, any of its Subsidiaries or any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

               Section 7.11. Disclosure; No Material Misstatements.

          (a) Such Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of such Credit Party or its Subsidiaries to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that
(i) with respect to projected financial information, such Credit Party represents only that such information was prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Acquired Business and upon assumptions believed to be reasonable at the time and (ii) no representation or warranty is made with respect to information of a general economic or general industry nature. There is no fact peculiar to such Credit Party or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of such Credit Party or its Subsidiaries prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that such Credit Party and its Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

               Section 7.12. Insurance. Schedule 7.12 sets forth a true, complete and correct description of all insurance maintained by such Credit Party or by its Subsidiaries as of the date hereof and the Effective Date. Such Credit Party has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all applicable Governmental Requirements and all material agreements, and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of such Credit Party and each of its Subsidiaries. The Security Trustee has been named as loss payee under each policy.

               Section 7.13. [Intentionally omitted].

               Section 7.14. Subsidiaries. Schedule 7.14 sets forth, as of the Effective Date after consummation of the Acquisition, the Subsidiaries of such Credit Party and the percentage ownership interest of such Credit Party therein. Except as set forth on Schedule 7.14, such Credit Party has no Subsidiaries. Each Subsidiary of such Credit Party identified on

Schedule 7.14 is a Wholly-Owned Subsidiary thereof, unless otherwise stated. The shares of capital stock or other ownership interests so indicated on Schedule
7.14 are fully paid and non-assessable and are owned by such Credit Party, directly or indirectly, free and clear of all Liens (other than Liens permitted by Section 9.03).

               Section 7.15. Properties; Titles, Etc.

          (a) After giving effect to the Transactions, and except as disclosed in Section C of the Due Diligence Report, such Credit Party and each of its Subsidiaries has good and defensible title to the material Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, such Credit Party or such Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Credit Party or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Credit Party's or such Subsidiary's net revenue interest in such Property.

          (b) All material leases and agreements (including, without limitation, the Project Documents) necessary for the conduct of the business of such Credit Party and each of its Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Change.

          (c) The rights and Properties presently owned, leased or licensed by such Credit Party and each of its Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit such Credit Party and each of its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

          (d) All of the Properties of such Credit Party and each of its Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

          (e) Such Credit Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Credit Party and each of its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Such Credit Party and each of its Subsidiaries each either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to result in a Material Adverse Change.

          (f) It does not own (outright or via undivided interests or similar interests) any equipment that is not included in the Oil and Gas Properties which individually, or in the aggregate with all equipment owned by all other Credit Parties, has a value in excess of US$1,000,000.

               Section 7.16. Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect,
(i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by such Credit Party or its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by such Credit Party or its Subsidiaries, in a manner consistent with such Credit Party's or its Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 7.16 could not reasonably be expect to have a Material Adverse Effect).

               Section 7.17. Prepayments and Gas Imbalances. Except as set forth in Schedule 7.17 or on the most recent certificate delivered pursuant to Section 8.12(f), on a net basis, there are no gas imbalances, take-or-pay or other prepayments which would require such Credit Party or its Subsidiaries to deliver Hydrocarbons produced from Oil and Gas Properties at some future time without then or thereafter receiving full payment therefore.

               Section 7.18. Use of Loans. The proceeds of the Loans shall be used only for the purposes specified in the Recitals to this Agreement. None of such Credit Party or any of its Subsidiaries are engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which violates, or is inconsistent with, the provisions of Regulations T, U or X of the Board.

               Section 7.19. Solvency.

          (a) Immediately after the consummation of the Transactions to occur on the Effective Date (i) the fair value of the assets of such Credit Party and each of its Subsidiaries on a consolidated basis, taken as a whole, at a fair valuation, will exceed their aggregate debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (ii) the present fair saleable value of the property of such Credit Party and each of its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Credit Party and its consolidated Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and
(iv) such Credit Party and each of its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          (b) Neither such Credit Party nor any of its Subsidiaries is aware any steps having been taken for (i) the winding-up, administration, or dissolution of such Credit Party or its Subsidiaries (or any of their respective assets),
(ii) the appointment of any Insolvency Officer in relation to it or any other Credit Party or their respective assets, or (iii) any analogous step in any jurisdiction.

          (c) In the case of any Subsidiary incorporated under the laws or England and Wales, no administrator, receiver, liquidator or similar officer has been appointed with respect to it or any of its Subsidiaries or any of its respective assets, nor (so far as it is aware) is any petition, proceedings or application for such appointment pending, nor has resolution for such appointment been passed or notice of intent to make such appointment been delivered.

               Section 7.20. Material Contracts. Schedule 1.02(a) sets forth each contract, license or agreement that is material to the operation of the business of such Credit Party and each of its Subsidiaries, as of the Effective Date. As of the Effective Date, except as could not be reasonably expected to have a Material Adverse Effect, each of the Material Contacts is in full force and effect. Neither such Credit Party nor any Subsidiary of such Credit Party is in default under or in breach of any term or condition of any Material Contract that has had or could reasonably be expected to have a Material Adverse Effect, nor is it aware of any default under or breach of any term of condition of any Material Contract by any other party thereto that has had or could reasonably be expected to have a Material Adverse Effect.

               Section 7.21. Labor Matters. Except as could not be reasonably expected to have a Material Adverse Effect: (a) as of the date hereof and the Effective Date, there are no strikes, lockouts or slowdowns against such Credit Party or its Subsidiaries pending or, to the knowledge of such Credit Party, threatened, (b) the hours worked by and payments made to employees of such Credit Party or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, and (c) all payments due from such Credit Party or any of its Subsidiaries, or for which any claim may be made against such Credit Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which such Credit Party or its Subsidiaries are bound.

               Section 7.22. Transaction Documents. Such Credit Party has delivered to the Administrative Agent a complete and correct copy of the Acquisition Agreement (including all schedules, exhibits, amendments, supplements and modifications thereto). Except as set forth on Schedule 7.22, neither such Credit Party nor any of its Subsidiaries nor, to the knowledge of such Credit Party, any other Person party thereto is in default in the performance or compliance with any material provisions thereof. The Acquisition Agreement complies in all material respects with all applicable laws.

               Section 7.23. Sanctioned Persons. None of such Credit Party nor any of its Subsidiaries, nor, to the knowledge of such Credit Party, any director, officer, agent, employee or Affiliate of such Credit Party or its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and such Credit Party will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

               Section 7.24. Security Instruments.

          (a) Each Security Instrument, upon execution and delivery thereof by the parties thereto, will create in favor of the Security Trustee, for the benefit of the Secured Creditors (and in accordance with the terms of the Intercreditor Agreement), a legal, valid and enforceable security interest in the Collateral (as collectively defined in the Security Agreement and the other Security Instruments) and the proceeds thereof, and subject to (i) any required registration or filing of any Security Instrument with the appropriate office or registrar, (ii) the delivery of any notices required to be delivered pursuant to the Security Instrument which has not been delivered on the date that this representation and warranty is, or is deemed to be, given, (iii) the filing of financing statements in the required form in the appropriate offices (as specified on Schedule 7.24(a)), and (iv) the giving of notice of any assignment by the applicable debtor, the Lien created under the Security Agreement and under each other Security Instrument will constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Credit Party and each of its Subsidiaries in such, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by
Section 9.03 and except as referred to in Clause 4.6 and 4.7 of the Debentures.

               Section 7.25. Debt. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, each Credit Party and each other Subsidiary shall have outstanding no Debt or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) Debt under the First Lien Facilities, (c) the Convertible Senior Notes, and (d) the Permitted Preferred Stock and Debt otherwise permitted under Section 9.02.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrower and each other Credit Party (as the case may be) hereby covenant and agree with the Lenders that:

               Section 8.01. Financial Statements; Other Information. Endeavour International and/or the Borrower will, and/or, if required by the terms of the applicable covenant, each other Credit Party will or will cooperate with Endeavour International as needed to furnish to the Administrative Agent (which it shall then furnish to each Lender):

          (a) Annual Audited Financial Statements. As soon as available, but in any event (i) in accordance with then applicable law and not later than 120 days after the end of its Fiscal Year, Endeavour International will deliver its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows of each, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Endeavour International, and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a certification from a Financial Officer as to the Capital Expenditures and the Exploration Capital Expenditures for such Fiscal Year; and (ii) in accordance with then applicable law and not later than October 31st of each year, each of Endeavour UK and Talisman will deliver its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows of each, as of the end of and for the previous year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of each of Endeavour UK and Talisman, and their respective Consolidated Subsidiaries on a consolidated basis in accordance with IFRS consistently applied, together with a certification from the Financial Officer of each as to their respective Capital Expenditures and the Exploration Capital Expenditures for such Fiscal Year.

          (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of Endeavour International (beginning with the third quarter of 2006), the consolidated balance sheet and related statements of income, stockholders' equity and cash flows of each as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Endeavour International and its

Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

          (c) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer of each relevant Credit Party in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred with respect to such Credit Party and, if such Default has occurred, specifying the details thereof and any action taken or proposed to be taken by such Credit Party with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, and (iii) stating whether any change in GAAP-IFRS or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 7.04 (or, in lieu thereof, the most recently delivered audited financial statements pursuant to Section 8.01(a)) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

          (d) Certificate of Financial Officer - Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer of such Credit Party counterparty to such Swap Agreement, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or Fiscal Year, a true and complete list of all Swap Agreements of such Credit Party, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not previously disclosed in writing to the Administrative Agent, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

          (e) Certificate of Insurer - Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required to be carried by each Credit Party by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

          (f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other final report or letter (including any final "management letter") submitted to each Credit Party by independent accountants in connection with any annual, interim or special audit made by them of the books of such Credit Party, and a copy of any final response by such Credit Party to such letter or report.

          (g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by each Credit Party with the SEC, or with any national securities exchange, or distributed by such Credit Party to its shareholders generally, as the case may be. Documents required to be delivered pursuant to this clause (h) may be delivered electronically and if so delivered shall be deemed to have been delivered on the date (x) on which such Credit Party posts such documents, or provides a link thereto on such Credit Party's website on the Internet; or (ii) on which such documents are posted on such Credit Party's behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access

(whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, such Credit Party shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) such Credit Party shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

          (h) Notices Under Material Instruments and Agreements. Promptly after the furnishing or receiving thereof, copies of (i) any material financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement regarding or with respect to any Material Indebtedness (including with respect to the First Lien Credit Agreement and all documents relating thereto),other than this Agreement, and (ii) any notices or other correspondence pertaining in each case to matters that may have a Material Adverse Effect, sent or received with respect to any Material Contracts of any Credit Party, in each case not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Section 8.01.

          (i) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event with respect to any Credit Party.

          (j) Information Regarding the Credit Parties. Prompt written notice (and, except in the case of the Acquisition, in any event at least 10 days prior thereto) of any change (i) in any Credit Party's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Credit Party's chief executive office or principal place of business, (iii) in any Credit Party's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Credit Party's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization, and (v) in any Credit Party's Federal taxpayer identification number.

          (k) Production and Lease Operating Statements. Within 45 days after the end of each fiscal quarter, reports setting forth, for each calendar month during the then current Fiscal Year to date the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of each Credit Party, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

          (l) Notices of Certain Changes. Promptly, but in any event within five Business Days after the execution thereof, copies of any material amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organizational document of each Credit Party.

          (m) PATRIOT Act. Promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing

Obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

          (n) First Lien Facilities Information. Promptly, but in any event within 5 Business Days of delivery thereof to the First Lien Agent, a copy of all information requested from any Credit Party by the First Lien Agent pursuant to Clause 22.1.2 of the First Lien Credit Agreement.

          (o) Other Requested Information. Promptly following any request to a Credit Party therefor, such other information regarding the operations, business affairs and financial condition of such Credit Party (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent may reasonably request.

          (p) Annual Budget and Operating Plan. (i) As soon as available, and in any event not later than the 120th day following the end of each Fiscal Year, an annual consolidated budget and operating plan (the "Annual Budget and Operating Plan") for Endeavour International and its Subsidiaries, including a statement of monthly projected production, projected production revenues, projected operating expenses, Capital Expenditures, Exploration Capital Expenditures and quarterly cash flows of the Credit Parties and their respective Subsidiaries on a consolidated basis. Each Annual Budget and Operating Plan shall be accompanied by certificates of Endeavour International and the Borrower, each signed by a duly authorized officer, each certifying that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby and is in compliance with this Section 8.01(p).

               Section 8.02. Notices of Material Events. Each Credit Party will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default hereunder or any "Default" as defined in the First Lien Credit Agreement (a "First Lien Event of Default");

          (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting such Credit Party any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of US$5,000,000, not substantially covered by insurance, subject to normal deductibles;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of such Credit Party or any of its Subsidiaries in an aggregate amount exceeding US$5,000,000;

          (d) the cancellation or termination, or impending cancellation or impending termination, of any insurance policy required to be maintained by such Credit Party in accordance with Section 8.07 hereof (such notice to be given promptly, but in any event within five days after the day on which such Credit Party shall receive notice or shall acquire knowledge thereof); and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               Section 8.03. Existence; Conduct of Business. Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which their Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

               Section 8.04. Payment of Obligations. Each Credit Party will, and will cause each of its Subsidiaries to, pay its Obligations, including Tax liabilities of such Credit Party and each of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP-IFRS, and (c) the failure to make payment pending such contest could not reasonably be expected to result in the seizure or levy of any Property of such Credit Party or any of its Subsidiaries.

               Section 8.05. Performance of Obligations under Loan Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and each Credit Party will, and will cause each of its Subsidiaries to, do and perform every act and discharge all of the Obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

               Section 8.06. Operation and Maintenance of Properties. Each Credit Party, at its own expense, will, and will cause each of its Subsidiaries, as applicable, to:

          (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements but excluding Environmental Laws, which are the subject of Section 8.10, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to result in a Material Adverse Change.

          (b) operate and maintain in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the gathering, transportation or processing of Hydrocarbons and other minerals therefrom but excluding any Environmental Laws, which are the subject of Section 8.10, except, in each case, where the failure to comply could not reasonably be expected to result in a Material Adverse Change, all pipelines, compressor stations, wells, gas or crude oil processing facilities, field gathering systems, tanks, tank batteries, pumps, pumping units, fixtures, valves, fittings, machinery, parts, engines, boilers, meters, apparatus, appliances, tools, implements, casing, tubing, rods, cables, wires, towers, surface and other material improvements, fixtures and equipment owned in whole or in part by such Credit Party or any of its Subsidiaries that are useful or necessary to conduct normal operations relating to gathering, transportation, processing or removal of Hydrocarbons and other minerals or CO(2) therefrom.

          (c) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties, all gas or crude oil processing facilities and other material Properties, including, without limitation, all equipment, machinery and facilities.

          (d) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties or gas or crude oil processing facilities and will do all other things necessary to keep unimpaired its rights with respect thereto and prevent any forfeiture thereof or default thereunder.

          (e) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the Obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties, all gas or crude oil processing facilities and other material Properties.

          (f) operate its Oil and Gas Properties, all gas or crude oil processing facilities and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties, gas or crude oil processing facilities and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

          (g) ensure that all Hydrocarbons won and saved from its Oil and Gas Properties and which it is entitled to lift are dealt with in accordance with good commercial practice and are sold (whether pursuant to a spot or term contract) on the best terms (as to price and otherwise) as are reasonably available to companies of comparable standing to such Credit Party or the applicable Subsidiary at the date the relevant contract is entered into.

          (h) to the extent such Credit Party is not the operator of any Property, such Credit Party shall use reasonable efforts to cause the operator to comply with this Section 8.06.

               Section 8.07. Insurance. Each Credit Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Security Trustee as its interests may appear and, beginning on the 90th day following the Effective Date, such policies shall name the Security Trustee, the Administrative Agent and the Lenders (all subject to the terms of the Intercreditor Agreement) as "additional insureds" and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent. So long as no Event of Default has occurred and is continuing, except as otherwise required by Section 9.12 and subject to the Intercreditor Agreement, each Credit Party or applicable Subsidiary shall be entitled to use the proceeds received from any insurance policy as a result of a Casualty Event (without regarding to the threshold in the definition thereof) to repair or replace the Property of such Credit Party or such Subsidiary subject to such Casualty Event or to otherwise to enhance the value of the collateral for the Indebtedness.

               Section 8.08. Books and Records; Inspection Rights. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

               Section 8.09. Compliance with Laws. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

               Section 8.10. Environmental Matters.

          (a) Each Credit Party shall, at its sole expense, and in each case in all material respects: (i) comply, and shall cause its Properties and operations and each of its Subsidiaries and such Subsidiary's Properties and operations to comply, with all applicable Environmental Laws; (ii) not dispose of or otherwise release, and shall cause such Subsidiary not to dispose of or otherwise release, any Petroleum, Hydrocarbon, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of such Credit Party's or such Subsidiary's Properties or any other Property except as expressly permitted by an Environmental License; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of each Credit Party's or any Subsidiary's Properties; and (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial Obligations (collectively, the "Remedial Work") in the event any Remedial Work is required under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any Petroleum, Hydrocarbons, oil and gas waste, hazardous substance or solid waste on, under, about or from any of each Credit Party's or any Subsidiary's Properties or operations.

          (b) Each Credit Party will promptly notify the Administrative Agent in writing of any threatened action, claim, demand, suit, investigation or inquiry by any Governmental Authority by any landowner or other third party against such Credit Party or its Subsidiaries or their Properties of which such Credit Party has knowledge in connection with any Environmental Laws if such Credit Party reasonably anticipates that such action, claim, demand, suit, investigation or inquiry will result in liability (whether individually or in the aggregate) in excess of US$2,500,000, not substantially covered by insurance, subject to normal deductibles.

               Section 8.11. Further Assurances.

          (a) Each Credit Party at its sole expense (including, without limitation, the payment of any stamp, registration and similar taxes and fees that are payable in connection with each Security Instrument) will, and will cause each of its Subsidiaries to:

               (i) promptly execute and deliver to the Administrative Agent or the Security Trustee all such other documents, agreements and instruments reasonably requested by the Administrative Agent or the Security Trustee, as the case may be, to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Credit Party in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the Obligations secured therein; and

               (ii) promptly take all such steps (including the obtaining and/or carrying out of all relevant approvals, filings, registrations or recordings) as are available to it and as are reasonably necessary for the purposes of ensuring that each Security Instrument (A) grants a valid second priority security interest of the type it purports to create over the assets over which such is purported to be granted by such Security Instrument, (B) is valid and enforceable against any Credit Party (and, if the applicable security instrument relates to a pledge of and/or security interest in the equity interests of any Subsidiary, is valid and enforceable with respect to such equity interests) which is party thereto and such Credit Party's (and, if applicable, such Subsidiary's) Insolvency Officers and creditors, and (C) is not capable of being avoided or set aside, whether in the winding up, administration or dissolution or otherwise of such Credit Party (and, if applicable, such Subsidiary).

          (b) Each Credit Party hereby authorizes the Administrative Agent, or the Security Trustee on its behalf, to file one or more financing or continuation statements, or make other filings, registrations or recordings as the Administrative Agent or the Security Trustee may deem necessary or advisable, and any amendments thereto, relative to all or any part of the Mortgaged Property or other Property covered by the Lien of the Security Instruments without the signature of such Credit Party or its Subsidiaries where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property, such other Property or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Credit Party will cause any subsequently acquired or organized Wholly-Owned Subsidiary (other than the Exempted Subsidiary) to become a Guarantor by executing a Guarantee and each other applicable Security Instrument in favor of the Security Trustee for the benefit of the Secured Creditors. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Security Trustee or the Administrative Agent shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of such Credit Party (including real and other Properties acquired subsequent to the Effective
Date)). Such security interests and Liens will be created under the Security Instruments and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Security Trustee and the Administrative Agent, and each Credit Party shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Security Trustee or Administrative Agent shall reasonably request to evidence compliance with this Section 8.11. Each Credit Party agrees to provide such evidence as the Security Trustee or the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, each Credit Party will give prompt notice to the Security Trustee and the Administrative Agent of the acquisition by it or any of the Subsidiaries of any real property (or any interest in real property) having a value in excess of US$1,000,000.

          (d) Upon the acquisition of any Property by any Credit Party other than an Exempted Subsidiary, and such Property, in the judgment of the Security Trustee, shall not already be subject to a perfected security interest, as required by the Security Instruments, in favor of the Security Trustee for the benefit of the Secured Creditors, then each Credit Party shall, in each case at such Credit Party's expense, with respect to such Property, perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and any of the Liens intended to be created thereunder.

               Section 8.12. Reserve Reports.

          (a) On or before March 15 of each year, commencing March 15, 2007, the Borrower shall furnish to the Administrative Agent a Three-P Reserve Report. Such Three-P Reserve Report, to be dated as of December 31 of the immediately preceding year, shall be prepared by one or more Approved Petroleum Engineers, who shall certify that (i) there are no statements or conclusions in such Three-P Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Three-P Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate, and (ii) that such Three-P Reserve Report was prepared (x) in the case of the Three-P Reserve Report dated as of December 31, 2006, in accordance with the procedures used in the Initial Reserve Report, and (y) in the case of each subsequent Three-P Reserve Report, in accordance with the procedures used in the immediately preceding December 31 Three-P Reserve Report (an "Independent Reserve Report").

          (b) [Intentionally omitted]

          (c) On or before May 15, August 15 and November 15 of each year, commencing May 15, 2007, the Borrower shall furnish to the Administrative Agent a Limited Reserve Report. Such Limited Reserve Report, to be dated, respectively, as of March 31, June 30 and September 30 of such year shall be prepared by or under the supervision of the chief engineers of the Borrower and any other applicable Credit Parties, who shall certify that (i) there are no statements or conclusions in such Limited Reserve Report which are based upon or include materially misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Limited Reserve Report are necessarily based upon professional opinions, estimates and projections and that no Credit Party, nor any Subsidiary of any Credit Party, warrants that such opinions, estimates and projections will ultimately prove to have been accurate, and (ii) that such Limited Reserve Report was prepared (x) in the case of the Limited Reserve Report dated as of May 15, 2007, in accordance with the procedures used in the Initial Reserve Report, except that such Limited Reserve Report shall be prepared under the supervision of the chief engineers of the Borrower and shall not include "possible" oil and gas reserves, and (y) in the case of each subsequent Limited Reserve Report, in accordance with the procedures used in the immediately preceding Limited Reserve Report.

          (d) Following the occurrence of an event which, in the reasonable judgment of the Administrative Agent, would have a Material Adverse Effect on the risk profile or financial performance of the Acquired Assets, or result in a Material Adverse Change with respect to any Credit Party or any of their respective Subsidiaries, taken as a whole, as soon as commercially practicable following a request therefor from the Administrative Agent, but in any event within 60 days after such request, the Borrower shall furnish to the Administrative Agent (which shall furnish to each Lender) an Independent Reserve Report.

          (e) In the event that a "Reserves Report" (as defined in the First Lien Credit Agreement) is furnished to the First Lien Agent pursuant to Clause 22.5.1(A), Clause 22.5.1(B) or Clause 22.5.1(C) of the First Lien Credit Agreement, the Borrower shall, within two Business Days thereof, furnish to the Administrative Agent (which shall in turn furnish to each Lender) such Reserves Report delivered to the First Lien Agent.

          (f) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a certificate from a Responsible Officer of the Borrower and each other applicable Credit Party, certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower and/or the applicable Credit Party owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03,
(iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments in excess of the volume specified in Section 7.17 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Credit Party or any of their Subsidiaries to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, and (v) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the value of the Oil and Gas Properties evaluated by such Reserve Report that the value of such Mortgaged Properties represent.

               Section 8.13. Title Information. (a) On or before the delivery to the Administrative Agent of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering the proven Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report.

          (b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 90 days of notice from the Administrative Agent that material title defects or exceptions exist with respect to such additional Properties, either (i) cure or cause to be cured any such material title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no material title defects or exceptions except for Excepted Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent.

          (c) If the Borrower is unable to cure or cause to be cured any material title defect requested by the Security Trustee or the Administrative Agent to be cured within the 90-day period or the Borrower does not comply with the requirements to provide acceptable title information covering all the proven Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead to the extent that any material title defect exists with respect to any Mortgaged Property after the 90-day period has elapsed, such Mortgaged Property shall not be included within the calculation of Present Value for purposes of Section 9.12 until such time as the Borrower becomes in compliance with the requirement to provide acceptable title information on such Property.

               Section 8.14. Additional Collateral; Additional Guarantors.

          (a) In connection with the delivery of each Reserve Report, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(f)(v)) to confirm that the list of Mortgaged Properties and the list of proven Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production are identical. The Borrower shall, and Endeavour International shall cause its Subsidiaries (other than the Exempted Subsidiary) to, grant to the Security Trustee as security for the Indebtedness, a valid second-priority, perfected Lien (subject only to Liens permitted by Section 9.03(a) (but only to the extent such Liens secure Debt permitted pursuant to Section 9.02(b)) and to Excepted Liens) on proven

Oil and Gas Properties not already subject to a Lien of the Security Instruments. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Security Trustee and the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien, other than an Excepted Lien, on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

          (b) Endeavour International shall promptly cause each Person that shall from time to time become a Subsidiary (other than the Exempted Subsidiary) to guarantee the Indebtedness pursuant to the Guarantee (including the execution of a Guarantee Supplement). In connection with the making of such guarantee, Endeavour International shall, or shall cause such Subsidiary to, (i) execute and deliver (x) a security agreement supplement (in the form attached to the Security Agreement as Exhibit D thereto), and (x) a debenture under the laws of England and Wales (or a similar agreement under the applicable law of such Subsidiary's jurisdiction), in each case as may be required by the Administrative Agent or the Security Trustee; (ii) pledge all of the Equity Interests of such Subsidiary (including, without limitation, delivery of original stock certificates evidencing any certificated Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) in any other Subsidiary; and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or the Security Trustee.

          (c) Subject to the terms of the Intercreditor Agreement and contemporaneously with the granting of any Lien on any Property to or for the benefit of any agent or lender under the First Lien Credit Agreement, the Borrower or applicable Credit Party shall grant to the Security Trustee a Lien interest (subject only to Excepted Liens and Liens permitted by Section 9.03(a)) on such Property for the benefit of the Lenders to secure the Indebtedness. All such Liens will be created and perfected by and in accordance with the provisions of the applicable Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee and in a sufficient number of executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places such a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

               Section 8.15. ERISA Compliance. Endeavour International will promptly furnish and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in Section 406 of ERISA or in Section 4975 of the Code that could reasonably be expected to have a Material Adverse Effect, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action Endeavour International, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.

               Section 8.16. Hedging Arrangements.

          (a) As soon as practicable, but in no event later than 5 Business Days after the Effective Date, the Borrower and/or its Subsidiaries shall enter into commodity price hedges establishing minimum fixed prices reasonably acceptable to the Administrative Agent on a volume of Hydrocarbons equal to not less than 64% of the projected production from proven, developed, producing Oil and Gas Properties of the Borrower and its Subsidiaries for the five year period after January 1, 2007 with one or more Approved Counterparties.

          (b) Thereafter, (x) each such Credit Party shall maintain in effect, and shall cause its Subsidiaries to maintain in effect, Swap Agreements with one or more Approved Counterparties that establish minimum fixed prices reasonably acceptable to the Administrative Agent on a volume of Hydrocarbons equal to not less than 60% of projected production from proven, developed, producing Oil and Gas Properties of the Borrower and its Subsidiaries for the succeeding twelve calendar months on a rolling twelve calendar month basis, and (y) such Credit Party shall not, and shall not suffer its Subsidiaries to, enter from time to time, into Swap Agreements that establish minimum fixed prices on a volume of Hydrocarbons greater than 75% of projected production from proved, developed, producing Oil and Gas Properties of the Borrower and its Subsidiaries for the succeeding twelve calendar months on a rolling twelve-calendar-month basis; provided in each case that (i) the Borrower and each other Credit Party may proportionally reduce its hedge position through the termination or unwinding of Swap Agreements in connection with the sale of Oil and Gas Properties pursuant to Section 9.12 such that the Borrower's hedge position following such sale of Oil and Gas Properties and corresponding reduction in hedge position shall cover a substantially similar percentage of the total volume of Hydrocarbons produced by the Borrower for the applicable periods as did the Borrower's hedge position prior to the sale of such Oil and Gas Properties and corresponding reduction in hedge position, and (ii) if as a result of any sale of Oil and Gas Properties pursuant to Section 9.12 the notional volumes of all Swap Agreements of the Borrower in respect of commodities or basis swaps relating to such commodities exceeds 100% of the reasonably anticipated projected production from proven, developed, producing Oil and Gas Properties for the succeeding twelve calendar months following such sale, the Borrower shall reduce its hedge position through the novation, termination or unwinding of Swap Agreements or otherwise such that the Borrower's hedge position in respect of all commodities Swap Agreements shall not exceed 100% of the reasonably anticipated projected production from proven, developed, producing Oil and Gas Properties for such succeeding twelve calendar month period.

          (c) Not later than the 120th day after the Effective Date, the Borrower shall enter into, and for a minimum of 30 months thereafter maintain, Swap Agreements acceptable to the Administrative Agent in respect of interest rates with one or more Approved Counterparties that result in at least 50% of the aggregate principal amount outstanding under the Facility being subject to a fixed rate reasonably acceptable to the Administrative Agent.

               Section 8.17. Marketing Activities. No Credit Party will and no Credit Party will permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proven Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proven Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Credit Parties and each of their respective Subsidiaries that such Credit Party or any such Subsidiary has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business, and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery periods and volumes) such that no material "position" is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto

               Section 8.18. Performance of Material Contracts. Each Credit Party, at its own expense, will, and will cause each Subsidiary, as applicable, to promptly perform and observe, in all material respects, the terms and provisions of each Related Document and Material Contract to be performed or observed by it, maintain each such Related Document and Material Contract in full force and effect, enforce such Related Document and Material Contract in accordance with its terms in all material respects, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document or Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Related Document or Material Contract, except in each such case where non-performance could not be reasonably expected to result in a Material Adverse Change.

               Section 8.19. Insurance Endorsements. Endeavour International will, and will cause each of its applicable Subsidiaries to, within 45 days of the Effective Date, cause each insurance policy of each Credit Party to name the Security Trustee, the Administrative Agent and the Lenders (all subject to the terms of the Intercreditor Agreement) as "additional insureds".

               Section 8.20. Talisman Accession. Endeavour International will cause Talisman to, not later than 11:59 p.m. London time on the Effective Date:

          (a) deliver to the Administrative Agent copies of (i) each of the documents, certificates, opinions and other instruments listed in paragraphs 1, 2 and 5 of Schedule 6.01(dd) hereto, and (ii) such documents as the Administrative Agent may reasonably require to ascertain compliance with paragraphs 6, 7 and 8 of Schedule 6.01(dd) hereto;

          (b) execute and deliver to the Security Trustee (with a copy to the Administrative Agent) (i) the documents listed in paragraph 3 of Schedule 6.01(dd) hereto, (ii) an agreement evidencing Talisman's accession to the Intercreditor Agreement, and (iii) a security agreement supplement (in the form attached to the Security Agreement as Exhibit D), in each case dated as of the Effective Date; and

          (c) execute and deliver to the Administrative Agent a Guarantee Supplement, dated as of the Effective Date.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrower and each other Credit Party (as the case may be) hereby covenant and agree with the Lenders that:

               Section 9.01. Financial Covenants.

          (a) Maximum Total Leverage Ratio. Endeavour International and the other Credit Parties will not permit the Total Leverage Ratio at the end of any fiscal quarter to be greater than the amount set forth below for each fiscal quarter in each Fiscal Year as set forth below:

Quarters ending in Fiscal Year       Ratio
------------------------------   ------------
2006 and 2007                     2.75 : 1.00
2008                             2.375 : 1.00
2009                              2.00 : 1.00
2010                              1.75 : 1.00
2011                              1.50 : 1.00

          (b) Interest Coverage Ratio. Endeavour International and the other Credit Parties will not permit the Interest Coverage Ratio at the end of any fiscal quarter to be less than 3.0 : 1.0.

          (c) Reserve Total Debt Coverage Ratio. Endeavour International and the other Credit Parties will not permit the Reserve Total Debt Coverage Ratio at the end of any fiscal quarter to be less than the ratio set forth below for such fiscal quarter:

Quarters ending in Fiscal Year      Ratio
------------------------------   ------------
Fiscal Year
2006                             0.75 : 1.00
Thereafter                       1.00 : 1.00

          (d) Reserve Secured Debt Coverage Ratio. Endeavour International and the other Credit Parties will not permit the Reserve Secured Debt Coverage Ratio at the end of any fiscal quarter to be less than the ratio set forth below for such fiscal quarter:

Quarters ending in Fiscal Year      Ratio
------------------------------   ------------
Fiscal Year
2006                             1.15 : 1.00
2007 and 2008                    1.25 : 1.00
Thereafter                       1.50 : 1.00

               Section 9.02. Debt. Each Credit Party will not, and will not permit any Subsidiary to, incur, create, assume or permit to exist any Debt, except:

          (a) The Notes or other Indebtedness arising under the Loan Documents.

          (b) Debt incurred under and in compliance with the First Lien Credit Agreement (such Debt not to exceed a total aggregate amount outstanding at any time of $250,000,000), and any guarantees thereof by any of the Guarantors.

          (c) Debt incurred for purchase money indebtedness, Capital Leases, Synthetic Leases and other Debt incurred in the ordinary course of business for the purchase of equipment, computers, furniture, automobiles and similar incidentals (and not for working capital or acquisitions of drilling rigs) in an aggregate principal amount for all Credit Parties not to exceed US$20,000,000 at any time.

          (d) Debt associated with worker's compensation claims, performance, bid, surety or similar bonds or surety Obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of its Properties.

          (e) Intercompany Debt between Credit Parties, only if such Debt is pledged to the Security Trustee under the Security Instruments.

          (f) Endorsements of negotiable instruments for collection in the ordinary course of business.

          (g) Refinancings of the First Lien Facilities so long as the aggregate total of such refinancings is no greater than the amount outstanding under the First Lien Facilities immediately prior to such refinancing, plus the reasonable costs and expenses of such refinancing.

          (h) The Convertible Senior Notes.

          (i) Amounts issued as Permitted Preferred Stock.

          (j) Swap Agreements entered into in accordance with Section 9.18 hereof.

          (k) Unsecured Debt not to exceed US$5,000,000 at any time outstanding.

               Section 9.03. Liens. Each Credit Party will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a) Liens securing the payment of any Indebtedness.

          (b) Excepted Liens.

          (c) Liens securing Debt permitted by Section 9.02(c), provided that
(i) such Liens do not at any time encumber any Property other than the Property financed by such Debt and

(ii) the Debt secured thereby does not exceed the cost of the Property being acquired on the date of acquisition.

          (d) Liens on Property not constituting Collateral and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(d) for all Credit Parties shall not exceed US$1,000,000 in the aggregate at any time.

          (e) Liens on cash or cash equivalents pledged to secure Obligations under any Swap Agreement permitted by Section 9.18 in an aggregate amount for all Credit Parties at any time not to exceed US$2,500,000.

          (f) Other Liens securing Debt outstanding in an aggregate amount not to exceed US$2,500,000 at any time outstanding.

               Section 9.04. Restricted Payments; Redemptions. Each Credit Party will not, and will not permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), return any capital to its stockholders, members or partners or make any distribution of their Property to their Equity Interest holders (which, for the avoidance of doubt, shall include holders of the Permitted Preferred Stock), except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (ii) Subsidiaries of Credit Parties may declare and pay dividends ratably with respect to their Equity Interests; and (iii) so long as no Default shall have occurred and be continuing or would result therefrom, each Credit Party may repurchase its Equity Interests owned by employees of such Credit Party or its Subsidiaries or make payments to employees of such Credit Party or its Subsidiaries upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed US$1,000,000 for all Credit Parties in any Fiscal Year.

          (b) Each Credit Party will not, and will not permit any of its Subsidiaries to, permit any waiver, supplement, modification, amendment, termination or release of (i) any indenture, instrument or agreement pursuant to which any Material Indebtedness of the Credit Parties or their respective Subsidiaries is outstanding, if the effect of such waiver, supplement, modification, amendment, termination or release would materially increase the Obligations of the obligor or confer additional material rights on the holder of such Debt, in a manner adverse to any Credit Party, any other Subsidiary or the Lenders; provided that the foregoing will not prohibit any waiver, supplement, modification or amendment of the First Lien Loan Documents expressly permitted by the Intercreditor Agreement, and (ii) except to effect a transaction permitted by Section 9.11, its certificate or articles of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent such waiver, supplement, modification, amendment, termination or release would be adverse to the Lenders in any material respect.

          (c) Each Credit Party will not, and will not permit any of its Subsidiaries to, (i) make any distribution, whether in cash, property, securities or a combination thereof, other than periodic dividends in the form of equity interests in Endeavour International as contemplated by the Certificate of Designation, (ii) pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) Redeem any Debt (other than the Loans), other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), or (iii) pay in cash any amount in respect of any Debt or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities, provided, however, that this paragraph (c) shall not prohibit (x) mandatory prepayments of Debt under Clause 9 of the First Lien Credit Agreement (or any successor section thereof pursuant to which mandatory prepayments of Debt thereunder are required to be made) in amounts required under, and in accordance with, the First Lien Credit Agreement, and (y) optional prepayments of Debt under the First Lien Credit Agreement in accordance with the terms thereof and the Intercreditor Agreement and not in a manner inconsistent with the requirements of Section 3.04(c) hereof.

               Section 9.05. Investments, Loans and Advances. Each Credit Party will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding following the consummation of the Transactions any Investments in or to any Person, except that the foregoing restriction shall not apply to:

          (a) Investments which are described on Schedule 9.05.

          (b) accounts receivable arising in the ordinary course of business.

          (c) Permitted Investments.

          (d) Investments in the form of Loans or of advances creating Indebtedness (i) made by a Credit Party in or to any other Credit Party, and
(ii) made by any other Subsidiary in or to any Credit Party or any of its own Subsidiaries.

          (e) subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto (or in Equity Interests of any Person owning such Properties or otherwise engaged in the oil and gas business; provided that, (i) any such Investment shall be of 100% of the Equity Interests of such Person such that such Person becomes a Wholly-Owned Subsidiary of such Credit Party, and
(ii) such Investment is made in compliance with Section 8.14) or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the Irish, United Kingdom, Netherlands, German, Danish, or Norwegian sectors of the North Sea region; provided that (A) such Credit Party shall be in compliance, on a pro forma basis after giving effect to any such Investment, with the financial covenants set forth in Section 9.01 recomputed as at the last day of the most recently ended fiscal quarter of such Credit Party for which financial statements are available, (B) no Default shall have occurred and be continuing or would result therefrom, (C) after giving effect to such Investment, the sum of (I) such Credit Party's and its Subsidiaries' Unrestricted Cash and Cash Equivalents on hand plus (II) the Aggregate Commitments less the Total Relevant Outstandings, shall not be less than US$20,000,000 and (D) the aggregate principal amount of all Investments made pursuant to this paragraph (e) shall not exceed

US$20,000,000 in any Fiscal Year and US$60,000,000 in the aggregate; provided that such Credit Party shall have delivered to the Administrative Agent a certificate of a Financial Officer of such Credit Party certifying as to the foregoing and containing reasonably detailed calculations in support thereof in form and substance satisfactory to the Administrative Agent.

          (f) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 or other amounts owing to any Credit Party or its Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of such Credit Party or its Subsidiaries; provided that such Credit Party shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(f) exceeds US$1,000,000.

          (g) each Credit Party may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof for all Credit Parties at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed US$2,000,000.

          (h) other Investments (including Investments in Subsidiaries that are not Guarantors) not to exceed US$5,000,000 in the aggregate at any time (determined without regard to any write-downs or write-offs of such Investments).

               Section 9.06. Nature of Business. Each Credit Party will not, and will not permit any of its Subsidiaries to, allow any material change to be made in the general nature of its business as currently conducted by it and business activities reasonably incidental thereto. From and after the date hereof, no Credit Party nor any of its Subsidiaries will acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in excess of US$2,500,000 per Fiscal Year in or related to, any Oil and Gas Properties not located within the Irish, United Kingdom, Netherlands, German, Danish, or Norwegian sectors of the North Sea region.

               Section 9.07. Limitation on Leases. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements (excluding Capital Leases, Synthetic Leases, leases of Hydrocarbon Interests, and leases of compressor equipment) which would cause the aggregate amount of all payments made by the Credit Parties and each of their respective Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed US$2,500,000 in any period of twelve consecutive calendar months during the life of such leases.

               Section 9.08. Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by
Section 7.18. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent (which request may be made at the direction of a Lender), the Borrower will furnish to the Administrative Agent (and the Administrative Agent may further distribute to the Lenders), a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

               Section 9.09. ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

          (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which such Credit Party, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code that could reasonably be expected to result in liability to the Borrower, a Subsidiary and/or an ERISA Affiliate in excess of US$5,000,000.

          (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of such Credit Party, a Subsidiary or any ERISA Affiliate to the PBGC that could reasonably be expected to result in liability to the Borrower, a Subsidiary and/or an ERISA Affiliate in excess of US$5,000,000.

               Section 9.10. Sale or Discount of Receivables. Each Credit Party will not, and will not permit any of its Subsidiaries to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

               Section 9.11. Mergers, Etc. Except for Permitted Transactions, each Credit Party will not, and will not permit any of its Subsidiaries to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to any other Person; provided that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (a) any Wholly-Owned Subsidiary may merge into any Credit Party in a transaction in which such Credit Party is the surviving corporation, (b) any Wholly-Owned Subsidiary may merge into or consolidate with any other Wholly-Owned Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Subsidiary and no Person other than a Credit Party or a Wholly-Owned Subsidiary receives any consideration (provided that if any party to any such transaction is a Guarantor, the surviving entity of such transaction shall be a Guarantor) and (c) such Credit Party and any of its Subsidiaries may effect a merger or consolidation in order to effect the Acquisition, the Transactions, and any acquisition permitted by, and in accordance with, Section 9.05(e).

               Section 9.12. Sale of Properties. Each Credit Party will not, and will not permit any Subsidiary to, make an Asset Sale or farm-out any Property except (a) with respect to Asset Sales other than Casualty Events, where cash payment at least equal to the Fair Market Value of the asset sold is received contemporaneously with such Asset Sale; and (b) for (i) sales or other dispositions (including Casualty Events) of Oil and Gas Properties or interests therein or Subsidiaries owning Oil and Gas Properties to which there were no reserves attributed in the

Reserve Report most recently delivered to the Lenders, (ii) the sale or transfer of equipment that is no longer necessary for the business of such Credit Party or such Subsidiary or is replaced by equipment of at least comparable value and use, and (iii) sales or other dispositions (including Casualty Events) of Oil and Gas Properties (other than those Oil & Gas Properties described in clause
(a) above) or any interest therein or Subsidiaries owning Oil and Gas Properties (other than those Oil & Gas Properties described in clause (i) above); provided that, with respect to any sale or other disposition pursuant to this clause
(iii), (A) such Asset Sales may be made if the Net Cash Proceeds thereof are used to repay Debt under the First Lien Credit Agreement to the extent payments are required due to a reduction in the borrowing base thereunder (and such payments shall no longer be required once prepayments under the First Lien Credit Agreement shall have reduced the outstandings thereunder to no more than 75% of the then-current Borrowing Base of each tranche of the First Lien Facilities), and (B) except as provided in clause (A) above, the present value of all such Oil and Gas Properties sold during a given Fiscal Year shall not exceed 10% of the Proven Present Value of the Oil and Gas Properties of such Credit Party and its Subsidiaries; provided, further that, if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of any such Subsidiary.

               Section 9.13. Environmental Matters. Each Credit Party will not, and will not permit any of its Subsidiaries to, cause or permit any of its Property or operations to be in violation of, or do anything or permit anything to be done which will subject any such Property or operations to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property or operations where such violations or Remedial Work could reasonably be expected to result in a Material Adverse Change.

               Section 9.14. Transactions with Affiliates. Each Credit Party will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than other Guarantors and the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

               Section 9.15. Subsidiaries. Each Credit Party will not, and will not permit any of its Subsidiaries to, create or acquire any additional Subsidiary unless such Credit Party gives written notice to the Administrative Agent and the Security Trustee of such creation or acquisition and complies with
Section 8.14(b), (b) each Credit Party will not, and will not permit any of its Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(c), and (c) each Credit Party will not permit any of its Subsidiaries to issue any Equity Interests except to the Borrower or a Guarantor and only in compliance with Section 9.05.

               Section 9.16. Negative Pledge Agreements; Dividend Restrictions. Other than with respect to the terms of the First Lien Credit Agreement and the Intercreditor Agreement, each Credit Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Security Trustee and the Lenders or restricts any Subsidiary from paying dividends or making distributions to such Credit Party or making or repaying loans or advances to any Credit Party or guaranteeing any Debt of any Credit Party or its Subsidiaries (other than Swap Agreements permitted hereunder (but only to the extent such contain an enforceable restriction of such Person's ability to assign or transfer its rights thereunder) and other than Capital Leases, Synthetic Leases or other agreements creating Liens permitted by Sections 9.03(c), (d) or (e) if such restrictions or conditions apply only to the Property subject to the Lien permitted by such Sections 9.03(c), (d) or (e)).

               Section 9.17. Take-or-Pay or Other Prepayments. Except as set forth on Schedule 7.17, each Credit Party will not, and will not permit any of its Subsidiaries to, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of such Credit Party or its Subsidiaries that would require such Credit Party or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

               Section 9.18. Swap Agreements. Endeavour International will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreements with any Person other than (a) Swap Agreements required or permitted pursuant to
Section 8.16; and (b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower's Debt for borrowed money which bears interest at a fixed rate (after netting out any Swap Agreements then in effect effectively converting interest rates from floating to fixed) and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower's Debt for borrowed money which bears interest at a floating rate (after netting out any Swap Agreements then in effect effectively converting interest rates from fixed to floating).

               Section 9.19. Amendment, Etc., of Related Documents and Material Contracts. Each Credit Party will not, and will not permit any of its Subsidiaries to cancel, assign or terminate any Related Document or Material Contract or consent to or accept any cancellation, assignment or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document or Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or Material Contract, or permit any of its Subsidiaries to do any of the foregoing, except, in each case, to the extent such actions are taken in the ordinary course of business or relate to administrative matters and which, in any event, could not reasonably be expected to result in a Material Adverse Change.

               Section 9.20. Capital Expenditures. (a) Endeavour International will not, and it will not permit any of its Subsidiaries to make (i) aggregate total Capital Expenditures

(which shall include all Exploration Capital Expenditures), or (ii) Exploration Capital Expenditures, as the case may be, in excess of the respective limits set for such activities in any Fiscal Year (which limits shall apply to Endeavour International and its Subsidiaries on a consolidated basis), as set forth in the table below, plus any amount available for such activities under subsection (b) of this Section 9.20 for such Fiscal Year.

                                  ANNUAL EXPLORATION
                ANNUAL CAPITAL          CAPITAL
FISCAL YEAR   EXPENDITURE LIMIT    EXPENDITURE LIMIT
-----------   -----------------   ------------------
    2006         $ 20,000,000         $15,000,000
    2007         $ 95,000,000         $50,000,000
    2008         $140,000,000         $50,000,000
    2009         $ 65,000,000         $50,000,000
    2010         $ 60,000,000         $50,000,000
    2011         $ 60,000,000         $50,000,000

          (b) In addition to the limits set forth in clause (a) above, Endeavour International and its Subsidiaries may apply any Cumulative Retained Excess Cash Flow Amounts to Capital Expenditures of any kind (including, without limitation, to Exploration Capital Expenditures), and such expenditures shall not serve to reduce the amount of Excess Cash Flow in any calculation thereof.

               Section 9.21. Sale and Lease-Back Transactions. Each Credit Party will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

               Section 9.22. Anti-Layering. Notwithstanding any other provision hereof, each Credit Party will not, and will not permit any of its Subsidiaries to, (a) incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Debt secured by a Lien that is subordinate or junior in priority to the Liens securing the First Lien Facilities and senior in priority to the Liens securing the payment of any Indebtedness or (b) incur, assume or permit to exist any Lien that is subordinate or junior in priority to the Liens securing the First Lien Facilities and senior in priority to the Liens securing the payment of any Indebtedness.

               Section 9.23. Organizational Documents; Permitted Preferred Stock. Each Credit Party will not, and will not permit any of its Subsidiaries to (a) materially amend, modify or otherwise change its organizational documents, by-laws and other governing documents or (b) amend, modify or otherwise change any documents relating to Permitted Preferred Stock.

               Section 9.24. Exempted Subsidiary. The Exempted Subsidiary will not, and no Credit Party shall cause the Exempted Subsidiary to, acquire any assets, either directly or by way of merger, consolidation or similar transaction, other than assets, the ownership of which by a non-Norwegian entity, would be prohibited by applicable law.

                                    ARTICLE X
                           EVENTS OF DEFAULT; REMEDIES

               Section 10.01. Events of Default. One or more of the following events shall constitute an "Event of Default":

          (a) The Borrower or any Guarantor shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise, or (ii) any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, unless, in the case of payments under clause (ii) above, such failure to pay is (x) caused by technical or administrative errors or a Disruption Event, and (y) is remedied within five Business Days of the applicable due date.

          (b) The Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(j), Section 8.02,
Section 8.03, Section 8.14(c), Section 8.15, Section 8.16(a), Section 8.16(c), or in Article IX.

          (c) The Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) or Section 10.01(b)) or any other Loan Document, and such failure (i) shall continue unremedied for a period of 10 Business Days after the earlier of (A) the giving of notice thereof by the Administrative Agent or the Security Trustee to the Borrower or such Guarantor (which notice will be given at the request of any Lender) and (B) the Borrower or the relevant Credit Party (as the case may be) becoming aware of such failure, and (ii) is, in the reasonable opinion of the Administrative Agent, capable of remedy.

          (d) Any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect (without duplication of any materiality, Material Adverse Effect, Material Adverse Change or other similar qualifier contained in any such representation and warranty) when made or deemed made, unless the circumstances giving rise to the misrepresentation are (i) capable of remedy, and (ii) are remedied within 10 Business Days of the earlier of (A) the Administrative Agent or the Security Trustee giving notice and (B) the Borrower or the relevant Credit Party (as the case may be) becoming aware of the misrepresentation.

          (e) Any of the following occurs in respect of the Borrower or any Guarantor or any of their respective Subsidiaries:

               (i) any of its Debt is not paid when due and payable (after the expiry of any originally applicable grace period);

               (ii) any of its Indebtedness or other Debt (A) becomes prematurely due and payable, (B) is placed on demand; or (C) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default (howsoever described, and to include an exercise of a "put" option with respect to the Convertible Senior Notes); or

               (iii) any commitment for its Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

unless the aggregate amount of Debt or Indebtedness, as the case may be, falling within Sections 10.01(e)(i), 10.01(e)(ii) or 10.01(e)(iii), as the case may be, is less than US$10,000,000 (or its equivalent in one or more other currencies).

          (f) The Borrower or any Guarantor (i) is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent; (ii) admits its inability to pay its debts as they fall due; (iii) suspends making payments on any of its debts or announces an intention to do so;
(iv) by reason of actual or anticipated financial difficulties, begins negotiations with any creditor for the rescheduling of any of its indebtedness; or (v) has a moratorium declared in respect of any of its indebtedness.

          (g) (i) Except as provided in Section 10.01(g)(i), any of the following occurs in respect of the Borrower or any Guarantor (A) any step is taken with a view to a faillissement, surseance van betaling, composition, assignment or similar arrangement with any of its creditors; (B) a meeting of it is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration, or dissolution or any such resolution is passed; (C) any person presents a petition, files an application or takes any other analogous steps for its winding-up, administration, or dissolution; (D) an order for its winding-up, administration, or dissolution is made; (E) any Insolvency Officer is appointed in respect of it or any of its assets; (F) its directors or other officers request the appointment of an Insolvency Officer;
(G) a notice under section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990) or section 16(d) of the Social Insurance Co-ordination Act of The Netherlands (Coordinatiewet Sociale Verzekeringen) is filed upon any Credit Party or any Subsidiary of a Credit Party that is incorporated or established in The Netherlands; or (H) any other analogous step or procedure is taken in any jurisdiction.

               (ii) Section 10.01(g)(i) shall not apply to (A) any step or procedure which is part of a Permitted Transaction; (B) a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 14 days; or (C) any petition, action, proceeding or step which is demonstrated by the Borrower to the reasonable satisfaction of the Administrative Agent to be frivolous, vexatious or otherwise an abuse of process of court; provided that it is dismissed within 60 days.

          (h) Any steps are taken to enforce any security interest or realize against any Collateral securing Debt in excess of US$5,000,000 (or its equivalent in one or more other currencies), in aggregate, over any part of the assets of the Borrower or any Guarantor.

          (i) Any prejudgment attachment (conservatoir Beslag), expropriation attachment, sequestration, distress, execution, diligence or analogous event affects any asset(s) of any Credit Party or any Subsidiary having an aggregate value in excess of US$5,000,000 (or its equivalent in one or more other currencies) and is not discharged within 14 days unless it is any petition, action, proceeding or step which is demonstrated by the Borrower to the reasonable satisfaction of the Agent to be frivolous, vexatious or otherwise an abuse of process of court.

          (j) There occurs, in relation to the Borrower or any Guarantor, any event anywhere which, in the reasonable opinion of the Majority Lenders, corresponds with any of those mentioned in Section 10.01(f), (g), (h) or (i).

          (k) The Borrower or any Guarantor threatens to cease to carry on business except as part of a Permitted Transaction.

          (l) It is or becomes unlawful for (i) the Borrower or any Guarantor to perform any of its material Obligations under any Project Document, or (ii) the Borrower, any Guarantor or any Transaction Party to perform any of its payment Obligations or other material Obligations under the Loan Documents.

          (m) Any Loan Document, the guarantee of any Guarantor or any security interest purported to be created or evidenced by any Security Instrument is not effective or is unenforceable or is alleged by the Borrower, any Guarantor or any Transaction Party to be ineffective or unenforceable for any reason.

          (n) The Borrower, and Guarantor, or any Transaction Party repudiates a Loan Document or evidences an intention to repudiate a Loan Document.

          (o) Any direct or indirect Subsidiary of Endeavour International that holds any interests in any Acquired Assets or Guarantor is not, or ceases to be, a wholly-owned (directly or indirectly) Subsidiary of Endeavour International.

          (p) All or any part of any Project Document is not, or ceases to be, a legal, valid and binding obligation of any person expressed to be party to it in circumstances which are reasonably likely to result in a Material Adverse Change.

          (q) Any party to any Project Document defaults under that Project Document in circumstances which are reasonably likely to result in a Material Adverse Change.

          (r) All or any part of any Project Document is suspended, terminated or revoked in circumstances which are reasonably likely to result in a Material Adverse Change.

          (s) A decision is taken to abandon an Acquired Asset unless such a decision was taken in compliance with Clause 23.13.2 of the First Lien Credit Agreement (with respect to a "Borrowing Base Asset" as defined in the First Lien Credit Agreement); provided, however, that this clause (s) shall not apply to a decision to abandon any Acquired Asset that shall then not be a "Borrowing Base Asset" as so defined.

          (t) All or any part of the interest of the Borrower or any Guarantor in any Acquired Asset (or any Hydrocarbons or revenues or other moneys arising in respect of it) is nationalized, expropriated, compulsorily acquired or seized by any government or any governmental or public sector agency, or any such government or agency takes, or officially announces that it will take, any step with a view to any of the foregoing and the same is reasonably likely to result in a Material Adverse Change.

          (u) Any judgment is made or award is issued against the Borrower, any Guarantor or any of their respective Subsidiaries in relation to any litigation, arbitration or administrative proceedings in an amount equal to or exceeding US$10,000,000 (or its equivalent in one or more other currencies) or any litigation, arbitration or administrative proceeding is instituted or current in respect of the Borrower, any Guarantor or any of their respective Subsidiaries which would be reasonably likely, if adversely determined, to result in a Material Adverse Change.

          (v) Any Authorization necessary for the ownership of any interest in, the development or the operation of, any Acquired Asset is revoked, cancelled, surrendered, terminated or varied and the same would be reasonably likely to result in a Material Adverse Change.

          (w) An event occurs which is reasonably likely to result in a Material Adverse Change as compared to the position as at the date of this Agreement.

          (x) Any audited financial statements delivered to the Administrative Agent under this Agreement or the First Lien Agent under the First Lien Credit Agreement is qualified in any material way.

          (y) At any time any act, condition or thing required to be done, fulfilled or performed (other than by the Credit Parties) in order to make each Loan Document to which any the Borrower, any Guarantor or any Transaction Party is a party admissible in evidence in the country in which such party is incorporated is not done, fulfilled or performed to the extent or in a respect such that the effect thereof is materially to impair the legality, validity or enforceability of the Obligations of the Borrower, any Guarantor or any Transaction Party under the Loan Documents.

          (z) Any "Projection" (as defined in the First Lien Credit Agreement) adopted pursuant to Clause 7 of the First Lien Credit Agreement demonstrates that any Credit Party or any of their respective Subsidiaries will not be able to discharge all their payment Obligations arising prior to the Maturity Date as and when the same are anticipated to fall due.

          (aa) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party or any of their respective Subsidiaries in an aggregate amount exceeding US$5,000,000.

          (bb) a Change in Control shall occur.

               Section 10.02. Remedies.

          (a) In the case of an Event of Default other than one described in
Section 10.01(f) or Section 10.01(g), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to Endeavour International and the Security Trustee, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower and each Guarantor accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in 10.01(f) or Section 10.01(g), the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other Obligations of the Borrower and each Guarantor accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

          (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

          (c) Subject to the terms of the Intercreditor Agreement, all proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

               (i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

               (ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

               (iii) third, pro rata to payment of accrued interest on the Loans;

               (iv) fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in clause (b) of the definition of Indebtedness owing to the Administrative Agent, the Arranger, a Lender or an Affiliate of the foregoing;

               (v) fifth, pro rata to any other Indebtedness; and

               (vi) sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

                                   ARTICLE XI
                                   THE AGENTS

               Section 11.01. Appointment; Powers. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               Section 11.02. Duties and Obligations of Agents. The Agents shall have no duties or Obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) Obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in
Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Credit Parties or their respective Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent's satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of any of the Credit Parties or each of their respective Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its Obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.

               Section 11.03. Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02), and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until an Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except to the extent such liability is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of the Administrative Agent.

               Section 11.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower and the Lenders hereby waives the right to dispute the Administrative Agent's record of such statement. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

               Section 11.05. Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

               Section 11.06. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, subject to the approval of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor; provided that, the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and Obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article XI and Section 13.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

               Section 11.07. Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Credit Parties or their respective Subsidiaries or other Affiliate thereof as if it were not an Agent hereunder.

               Section 11.08. No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agent shall not be required to keep themselves informed as to the performance or observance by the Credit Parties or their respective Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates.

               Section 11.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any of the Credit Parties or their respective Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 13.03) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 13.03.

Nothing contained herein shall be deemed to authorize an Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

               Section 11.10. Authority of Administrative Agent to Release Collateral and Liens. Each Lender hereby authorizes the Administrative Agent and the Security Trustee to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Security Trustee or the Borrower, at the Borrower's sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower or the Security Trustee, as the case may be, in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

               Section 11.11. The Arranger. The Arranger shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

                                   ARTICLE XII
                                    GUARANTEE

               Section 12.01. Guarantee; Limitation of Liability.

     (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Credit Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Finance Party in enforcing any rights under this Guarantee or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Credit Party to any Finance Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Credit Party.

     (b) Each Guarantor, and by its acceptance of this Guarantee, the Administrative Agent and each other Finance Party, hereby confirms that it is the intention of all such Persons that this Guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, each other Finance Party and each Guarantor hereby irrevocably agree that the Obligations of each Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 11.09 of this Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

               (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Finance Party under this Guarantee or any other guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Finance Parties under or in respect of the Loan Documents.

               Section 12.02. Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Finance Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guarantee are independent of the Guaranteed Obligations, or any other Obligations, of any other Credit Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guarantee, irrespective of whether any action is brought against any Credit Party or any of such Credit Party's Subsidiaries or whether any Credit Party or any of such Credit Party's Subsidiaries is joined in any such action or actions. The liability of each Guarantor under this Guarantee shall be irrevocable, absolute and unconditional, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Credit Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Credit Party under the Loan Documents or any other assets of any Credit Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

          (f) any failure of any Finance Party to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party now or hereafter known to such Finance Party (each Guarantor waiving any duty on the part of the Finance Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guarantee, any Guarantee Supplement (as hereinafter defined) or any other guarantee or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Finance Party that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Finance Party or any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or any of such Credit Party's Subsidiaries or otherwise, all as though such payment had not been made.

               Section 12.03. Waivers and Acknowledgments.

          (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guarantee and any requirement that any Finance Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any Collateral.

          (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Finance Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Credit Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

          (d) Each Guarantor acknowledges that the Security Trustee may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guarantee, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Security Trustee and the other Finance Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law or any statute or law in any other jurisdiction having similar effect.

          (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Finance Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Credit Party or any of its Subsidiaries now or hereafter known by such Finance Party.

          (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in 12.02 and this Section 12.03 are knowingly made in contemplation of such benefits.

               Section 12.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guarantee or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Finance Party against the Borrower, any other Credit Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Credit Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee or in respect of any Indebtedness shall have been paid in full in cash, all Letters of Credit, the First Lien Facilities and all secured Swap Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, and (b) the Maturity, such amount shall be received and held in trust for the benefit of the Finance Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising. If (i) any Guarantor shall make payment to any Finance Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash, and (iii) the Maturity Date shall have occurred, the Finance Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guarantee.

               Section 12.05. Payments Free and Clear of Taxes, Etc.

          (a) Any and all payments made by any Guarantor under or in respect of this Guarantee or any other Loan Document shall be made, in accordance with
Section 5.03, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guarantee or any other Loan Document to any Finance Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 12.05, such Finance Party receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guarantee or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guarantee and the other Loan Documents.

          (c) Each Guarantor will indemnify each Finance Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.05, imposed on or paid by such Finance Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Finance Party makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 13.01, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 12.05, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Upon the reasonable request in writing of any Guarantor, each Finance Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each initial Lender and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Finance Party in the case of each other Finance Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Finance Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service forms 1001 or 4224 or (in the case of a Finance Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in
Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Finance Party delivers a form W-8, a certificate representing that such Finance Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Finance Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes or, in the case of a Finance Party providing a form W-8, certifying that such Finance Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Finance Party at the time such Finance Party first becomes a party to the Credit indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Finance Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Finance Party becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Finance Party becomes a party to the Credit Agreement, the Finance Party assignor was entitled to payments under subsection (a) of this Section 12.05 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Finance Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the applicable Finance Party reasonably considers to be confidential, such Finance Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Finance Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Finance Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 12.05 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Finance Party become subject to Taxes because of its failure to deliver a form required hereunder, such Guarantor shall take such steps as such Finance Party shall reasonably request to assist such Finance Party to recover such Taxes.

          (g) If any Finance Party determines that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by any Guarantor pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 12.05 exceeding the amount needed to make such Finance Party whole, such Finance Party shall pay to such Guarantor, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

               Section 12.06. Subordination.

     Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to each Guarantor by each other Credit Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 12.06:

          (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Credit Party), each Guarantor may receive regularly scheduled payments from any other Credit Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Credit Party), however, unless the Administrative Agent otherwise agrees, each Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Credit Party, each Guarantor agrees that the Finance Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before each Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Credit Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Finance Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of any Guarantor under the other provisions of this Guarantee.

          (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Credit Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such Obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

               Section 12.07. Continuing Guarantee; Assignments under the Credit Agreement. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, and
(ii) the Maturity Date, (b) be binding upon each Guarantor and its successors and assigns and (c) inure to the benefit of and be enforceable by the Finance Parties and their successors, transferees and assigns. Without limiting the generality of clause (iii) of the immediately preceding sentence, any Finance Party may assign or otherwise transfer all or any portion of its rights and Obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Finance Party herein or otherwise, in each case as and to the extent provided in Section 12.04. The Guarantors shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Finance Parties.

               Section 12.08. Guarantee Supplements. Upon the execution and delivery by any Person (including Talisman) of a guarantee supplement in substantially the form of Exhibit J hereto (each, a "Guarantee Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guarantee or any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guarantee", "hereunder", "hereof" or words of like import referring to this Guarantee, and each reference in any other Loan Document to the "Guarantee", "thereunder", "thereof" or words of like import referring to this Guarantee, shall mean and be a reference to this Guarantee as supplemented by such Guarantee Supplement.

               Section 12.09. Limitation of Guarantee. Notwithstanding any other provision of any Loan Document, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article XII shall not be subject to avoidance under
Section 548 of Title 11 of the United States Code, or to being set aside or annulled under any applicable law or regulation relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article XII, any other agreement or applicable law or regulation shall be taken into account.

                                  ARTICLE XIII
                                  MISCELLANEOUS

               Section 13.01. Notices.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 13.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to the Borrower or other Credit Party, (A) to Endeavour International Holding B.V., Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, Attention: Frederike Brons (Telecopy No. +31 20 644 70 11); with a copy to (B) Endeavour International Corporation, 1000 Main Street, Suite 3300, Houston, Texas 77002, Attention: Lance Gilliland (Telecopy No. (713) 307-8793), and (C) Endeavour Energy UK Limited, 114 St. Martin's Lane, London WC2N 4BE, Attention Bruce Stover (Telecopy No. +44 0 207 451 2352);

               (ii) if to the Administrative Agent, to it at Eleven Madison Avenue, OMA-2, New York, New York 10010, Attention of Thomas Lynch, Agency Group Manager (Telecopy No. (212) 325-8304); and

               (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

               Section 13.02. Waivers; Amendments.

          (a) No failure on the part of the Administrative Agent, any other Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 13.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, each Guarantor and the Majority Lenders or by the Borrower, each Guarantor and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Maturity Date without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) waive or amend Section 8.14 without the written consent of each Lender, (vi) release any Guarantor (except as set forth in the Guarantee or the Security Agreement or the Debentures), release all or any substantial portion of the Collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than the threshold established in Section 8.14, without the written consent of each Lender, (vii) change the description of the Obligations secured or guaranteed by the Security Instruments or the priority of payments set forth in
Section 10.02(c) without the written consent of each Lender adversely affected thereby, provided that the addition of a new secured obligation shall not be deemed to adversely affect any other Finance Party or (viii) change any of the provisions of this Section 13.02(b) or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or such other Agent, as the case may be.

               Section 13.03. Expenses, Indemnity; Damage Waiver. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental assessments, audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all reasonable out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender (which shall be limited to one counsel to the Administrative Agent and the Lenders (exclusive of one local counsel to the Administrative Agent and the Lenders in each appropriate jurisdiction), unless (x) the interests of the Administrative Agent and the Lenders are sufficiently divergent, in which case one additional counsel may be appointed and (y) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional counsel for such Lender or group of Lenders)), in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 13.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) THE BORROWER AGREES TO INDEMNIFY EACH AGENT, THE ARRANGER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (II) THE FAILURE OF THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT,
(III) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (IV) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (V) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (VI) THE OPERATIONS OF THE BUSINESS OF THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY BY THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY, (VII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (VIII) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, RELATED TO THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF PETROLEUM, HYDROCARBONS, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES AT ANY LOCATION, (IX) THE ACTUAL OR ALLEGED BREACH OR NON-COMPLIANCE BY THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY, (X) THE PAST OWNERSHIP BY THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (XI) THE ACTUAL OR ALLEGED PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF PETROLEUM, HYDROCARBONS, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON, UNDER, AT OR FROM ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER, ANY GUARANTOR

OR ANY SUBSIDIARY, (XII) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER, ANY GUARANTOR OR ANY SUBSIDIARIES, OR (XIII) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (XIV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY (AND REGARDLESS OF WHETHER SUCH MATTER IS INITIATED BY A THIRD PARTY OR BY THE BORROWER, ANY GUARANTOR OR ANY OF THEIR RESPECTIVE AFFILIATES) AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED PRIMARILY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under Section 13.03(a) or (b), each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section 13.03 shall be payable on written demand therefor.

          (f) The provisions of this Section 13.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

               Section 13.04. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Credit Party may assign or otherwise transfer any of its rights or Obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or Obligations hereunder except in accordance with this Section 13.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 13.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in Section 13.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and Obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent.

               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds (as defined below)) shall not be less than US$1,000,000 unless the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed);

                    (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and Obligations under this Agreement;

                    (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent and shall not be payable in the case of any assignment by or to any Arranger or any of its Affiliates); provided that only one such fee shall be payable in the case of concurrent assignments to two or more Related Funds; and

                    (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms.

The term "Related Funds" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

               (iii) Subject to Section 13.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and Obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its Obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and Obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 13.03). Any assignment or transfer by a Lender of rights or Obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and Obligations in accordance with Section 13.04(c). Notwithstanding any other provision of this Agreement, if (A) a Lender assigns or transfers any of its rights or obligations under the Loan Documents or changes its lending office; and (B) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the new Lender or Lender acting through its new lending office under Section 5.03(a) or (c), then the new Lender or Lender acting through its new lending office is only entitled to receive payment under Section 5.03(a) or (c) to the same extent as the existing Lender or Lender acting through its previous lending office would have been if the assignment, transfer or change had not occurred.

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire and applicable tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 13.04(b) and any written consent to such assignment required by Section 13.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 13.04(b).

          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and Obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender's Obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such Obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and Obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 13.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 13.03. Subject to Section 13.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of
Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 5.03(e) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure Obligations of such Lender, including, without limitation, any pledge or assignment to secure Obligations to a Federal Reserve Bank, and this Section 13.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its Obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Notwithstanding any other provisions of this Section 13.04, no transfer or assignment of the interests or Obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Credit Parties or any of their respective Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

               Section 13.05. Survival; Revival; Reinstatement.

          (a) All covenants, agreements, representations and warranties made by each Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 13.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

          (b) To the extent that any payments on the Indebtedness or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

               Section 13.06. Counterparts; Integration; Effectiveness.

          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

          (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          (c) Except as provided in Article VI, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               Section 13.07. Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               Section 13.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Obligations (of whatsoever kind, including, without limitations Obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the Obligations of any Credit Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. The rights of each Lender under this
Section 13.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

               Section 13.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.09.

          (c) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (d) EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (e) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (f) WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, EACH CREDIT PARTY INCORPORATED IN ENGLAND AND WALES (I) IRREVOCABLY APPOINTS ENDEAVOUR UK AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE ENGLISH COURTS IN CONNECTION WITH THIS AGREEMENT AND (II) AGREES THAT FAILURE BY A PROCESS AGENT TO NOTIFY THE RELEVANT CREDIT PARTY OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. EACH OF THE CREDIT PARTIES EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS
SECTION 13.09(F).

               Section 13.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               Section 13.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the

Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 13.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or Obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Credit Party and its Obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 13.11 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 13.11, "Information" means all information received from any Credit Party relating to any Credit Party and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 13.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               Section 13.12. Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.12 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.12.

               Section 13.13. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

               Section 13.14. Third Party Beneficiaries. Except as specifically set forth in Section 13.16 hereof, this Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries other than the (x) Security Trustee to the extent that reference to the Security Trustee is explicitly made herein, and (y) the First Lien Lenders, to the extent set forth in Section 13.16 hereof.

               Section 13.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent hereby notifies each Credit Party that pursuant to the requirements of the

USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of the Credit Parties and other information that will allow such Lender to identify the Credit Parties in accordance with the USA PATRIOT Act.

               Section 13.16. Intercreditor Agreement. Reference is made to the Intercreditor Agreement. Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, and (d) authorizes and instructs each of the Administrative Agent and the Security Trustee to enter into the Intercreditor Agreement on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Lenders and the Security Trustee to permit the incurrence of Indebtedness hereunder, and such First Lien Lenders are intended third party beneficiaries of such provisions.

                          [SIGNATURES BEGIN NEXT PAGE]

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                               ENDEAVOUR INTERNATIONAL HOLDING B.V.


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By: /s/ Don Teague
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

GUARANTOR:                              ENDEAVOUR INTERNATIONAL CORPORATION


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


GUARANTOR:                              ENDEAVOUR OPERATING CORPORATION


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


GUARANTOR:                              END OPERATING MANAGEMENT COMPANY


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


GUARANTOR:                              END MANAGEMENT COMPANY


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


GUARANTOR:                              ENDEAVOUR ENERGY NETHERLANDS B.V.


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


GUARANTOR:                              ENDEAVOUR ENERGY NETHERLANDS B.V.


                                        By: /s/ Don Teague
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

GUARANTOR:                              ENDEAVOUR ENERGY UK LIMITED


                                        By: /s/ Lance Gilliland
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

ADMINISTRATIVE AGENT:                   CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
                                        as Administrative Agent


                                        By: /s/ Vanessa Gomez
                                            ------------------------------------
                                        Name: Vanessa Gomez
                                        Title: Vice President


                                        By: /s/ Shaheen Malik
                                            ------------------------------------
                                        Name: Shaheen Malik
                                        Title: Associate